================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            PREFERRED NETWORKS, INC.,

                             EPS ACQUISITION CORP.,

                               EPS WIRELESS, INC.

                                       AND

                     THE SHAREHOLDERS OF EPS WIRELESS, INC.


================================================================================


                                November 13, 1996

================================================================================


THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS IN RELIANCE ON ONE OR MORE EXEMPTIONS THEREUNDER AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN TRANSACTIONS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT THEREUNDER.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE 1

         THE BUSINESS COMBINATION.................................................................................1
         1.1      THE MERGER......................................................................................1
         1.2      CLOSING.........................................................................................2
         1.3      EFFECTIVE TIME OF THE MERGER....................................................................2
         1.4      ARTICLES OF INCORPORATION; BYLAWS...............................................................2
         1.5      DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.............................................2

ARTICLE 2

         CONVERSION AND EXCHANGE OF SHARES; ADDITIONAL ACTION
          ........................................................................................................2
         2.1      CONVERSION OF SHARES............................................................................2
                  (a)      SELLER COMMON STOCK....................................................................3
                  (b)      TREASURY SHARES........................................................................3
                  (c)      SUBCORP COMMON STOCK...................................................................3
         2.2      INITIAL CONSIDERATION...........................................................................3
                  (a)      CASH PAYMENT...........................................................................3
                  (b)      PURCHASER SHARES.......................................................................5
         2.3      ADDITIONAL CONSIDERATION........................................................................5
                  (a)      DEFINITIONS............................................................................5
                  (b)      PAYMENT OF ADDITIONAL CONSIDERATION....................................................7
                  (c)      ADJUSTMENTS............................................................................8
                  (d)      NO TRANSFER OF RIGHTS TO ADDITIONAL CONSIDERATION......................................9
                  (e)      ADDITIONAL CAPITAL INFUSION............................................................9
                  (f)      ACCELERATION OF PAYMENT OF ADDITIONAL CONSIDERATION...................................11
         2.4      LIMITATION ON ISSUANCE OF SHARES...............................................................12
         2.5      ALLOCATION OF CONSIDERATION AMONG SHAREHOLDERS.................................................12
         2.6      STOCK TRANSFER BOOKS...........................................................................12
         2.7      SURRENDER AND EXCHANGE OF CERTIFICATES REPRESENTING SELLER COMMON STOCK
                   ..............................................................................................12
                  (a)      EXCHANGE AGENT........................................................................12
                  (b)      SURRENDER OF CERTIFICATES.............................................................13
                  (c)      LOST CERTIFICATES.....................................................................13
                  (d)      NO INTEREST...........................................................................13
                  (e)      DIVIDENDS ON PURCHASER COMMON STOCK...................................................13
                  (f)      NO LIABILITY..........................................................................14
         2.8      DISSENTING STOCKHOLDERS........................................................................14

ARTICLE 3

         REPRESENTATIONS AND WARRANTIES BY SELLER AND THE SHAREHOLDERS
                                                                                                                 14
         3.1      ORGANIZATION AND QUALIFICATION.................................................................14
         3.2      CAPITALIZATION.................................................................................14
         3.3      AUTHORITY......................................................................................15
         3.4      NON-CONTRAVENTION..............................................................................15
         3.5      CONSENTS.......................................................................................16
         3.6      NO SUBSIDIARIES................................................................................16
         3.7      FINANCIAL STATEMENTS...........................................................................16
         3.8      ABSENCE OF CERTAIN CHANGES OR EVENTS...........................................................17
         3.9      GOVERNMENTAL AUTHORIZATION AND COMPLIANCE WITH LAWS............................................17
         3.10     ABSENCE OF UNDISCLOSED LIABILITIES.............................................................18
         3.11     TAX MATTERS....................................................................................18
         3.12     TITLE TO PROPERTIES; ADEQUACY..................................................................19
         3.13     BANK ACCOUNTS..................................................................................19
         3.14     LEASES AND SUBLEASES...........................................................................19
         3.15     MATERIAL CONTRACTS.............................................................................20
         3.16     LEGAL PROCEEDINGS..............................................................................20
         3.17     LABOR RELATIONS................................................................................21
         3.18     INSIDER INTERESTS..............................................................................21
         3.19     INTELLECTUAL PROPERTY..........................................................................21
         3.20     INSURANCE......................................................................................22
         3.21     EMPLOYEE AND FRINGE BENEFIT PLANS..............................................................22
                  (a)      SCHEDULE OF PLANS.....................................................................22
                  (b)      QUALIFICATION.........................................................................23
                  (c)      ACCRUALS; FUNDING.....................................................................24
                  (d)      REPORTING AND DISCLOSURE..............................................................24
                  (e)      PROHIBITED TRANSACTIONS; TERMINATIONS; OTHER REPORTABLE EVENTS........................24
                  (f)      CLAIMS FOR BENEFITS...................................................................25
                  (g)      OTHER.................................................................................25
                  (h)      CREATION OF OBLIGATIONS BY REASON OF SALE OF THE SHARES...............................25
                  (i)      NO MULTI-EMPLOYER PLANS...............................................................25
         3.22     MAJOR CUSTOMERS................................................................................25
         3.23     ENVIRONMENTAL MATTERS..........................................................................26
         3.24     CORPORATE RECORDS..............................................................................26
         3.25     ACCURACY OF SCHEDULES, CERTIFICATES AND DOCUMENTS..............................................26
         3.26     BROKERS, FINDERS AND INVESTMENT BANKERS........................................................27
         3.27     COMBINATIONS INVOLVING SELLER..................................................................27



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
ARTICLE 4

         REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS..........................................................27
         4.1      OWNERSHIP OF SHARES............................................................................27
         4.2      AUTHORIZATION..................................................................................27
         4.3      ABSENCE OF VIOLATIONS OR CONFLICTS.............................................................27
         4.4      NO CONSENTS REQUIRED...........................................................................28
         4.5      NO CLAIMS AGAINST SELLER.......................................................................28
         4.6      LITIGATION RELATED TO THIS AGREEMENT...........................................................28
         4.7      INVESTMENT INTENT..............................................................................28
         4.8      ACCESS TO INFORMATION; ACCREDITED INVESTOR STATUS..............................................29
         4.9      ECONOMIC RISK..................................................................................29
         4.10     TAX ADVICE.....................................................................................29

ARTICLE 5

         REPRESENTATIONS AND WARRANTIES OF PURCHASER.............................................................30
         5.1      ORGANIZATION...................................................................................30
         5.2      CAPITALIZATION.................................................................................30
         5.3      AUTHORITY......................................................................................30
         5.4      NON-CONTRAVENTION..............................................................................30
         5.5      CONSENTS.......................................................................................31
         5.6      PERIODIC REPORTS...............................................................................31
         5.7      ABSENCE OF CERTAIN CHANGES OR EVENTS...........................................................31
         5.8      BROKERS, FINDERS AND INVESTMENT BANKERS........................................................31
         5.9      ACCURACY OF SCHEDULES, CERTIFICATES AND DOCUMENTS..............................................31

ARTICLE 6

         ADDITIONAL COVENANTS AND AGREEMENTS.....................................................................31
         6.1      CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME.................................................31
                  (a)      OPERATION BY SELLER IN THE ORDINARY COURSE OF BUSINESS................................31
                  (b)      FORBEARANCES BY SELLER................................................................32
         6.2      BEST EFFORTS; FURTHER ASSURANCES; COOPERATION..................................................34
         6.3      INVESTIGATION; CONFIDENTIALITY.................................................................34
         6.4      EXPENSES.......................................................................................35
         6.5      NO SOLICITATION OF TRANSACTIONS................................................................35
         6.6      SHARE TRANSFER RESTRICTIONS....................................................................35
         6.7      NASDAQ LISTING.................................................................................35
         6.8      PUBLIC ANNOUNCEMENTS...........................................................................35
         6.9      EMPLOYEE MATTERS...............................................................................36
                  (a)      EMPLOYEE BENEFITS.....................................................................36
                  (b)      EMPLOYMENT AGREEMENTS.................................................................36


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
         6.10     SHAREHOLDER AGREEMENTS.........................................................................36
         6.11     ADDITIONAL FINANCIAL STATEMENTS................................................................36
         6.12     NO TRANSFERS...................................................................................36
         6.13     SPECIAL PROVISIONS WITH RESPECT TO SELLER......................................................36
         6.14     NONCOMPETITION; NONDISCLOSURE..................................................................37
                  (a)      SCOPE AND REASONABLENESS OF RESTRICTIONS..............................................37
                  (b)      USE OF NAMES..........................................................................37
                  (c)      NONCOMPETITION........................................................................37
                  (d)      NO INTERFERENCE WITH CUSTOMERS........................................................37
                  (e)      NO INTERFERENCE WITH EMPLOYEES........................................................38
                  (f)      TRADE SECRETS; CONFIDENTIAL INFORMATION...............................................38
                  (g)      REMEDIES..............................................................................39
                  (h)      MODIFICATION..........................................................................39
                  (i)      COVENANTS INDEPENDENT.................................................................39
         6.15     TAX MATTERS....................................................................................39
                  (a)      TRANSFER TAXES........................................................................39
                  (b)      PREPARATION AND FILING OF RETURNS.....................................................39
                  (c)      COOPERATION AND EXCHANGE OF INFORMATION...............................................40
                  (d)      TAX-FREE TRANSACTION..................................................................40
         6.16     RELEASE OF SELLER BY THE SHAREHOLDERS..........................................................40
         6.17     SHAREHOLDERS' MEETING..........................................................................40
         6.18     OFFERING MEMORANDUM AND PROXY STATEMENT........................................................40
         6.19     QUARTERLY CALCULATIONS.........................................................................41
         6.20     BOARD OF SURVIVING CORPORATION.................................................................41
         6.21     STOCK OPTIONS..................................................................................41
         6.22     BONUS PAYMENTS, ETC............................................................................41
         6.23     SEC REPORTS....................................................................................41
         6.24     RULE 144.......................................................................................42
         6.25     INTENT OF PARTIES REGARDING MUTUAL GOODS AND SERVICES, ETC.....................................42
         6.26     RELEASE OF LOPEZ GUARANTEE.....................................................................42

ARTICLE 7

         CONDITIONS TO THE MERGER................................................................................42
         7.1      CONDITIONS TO OBLIGATIONS OF PURCHASER.........................................................42
                  (a)      CONSENTS, AUTHORIZATIONS, ETC.........................................................42
                  (b)      INJUNCTION, ETC.......................................................................42
                  (c)      REPRESENTATIONS AND WARRANTIES; COVENANTS AND AGREEMENTS..............................43
                  (d)      CERTIFICATE...........................................................................43
                  (e)      OPINION OF SELLER'S COUNSEL...........................................................43
                  (f)      RESIGNATIONS..........................................................................43
                  (g)      EMPLOYMENT AGREEMENTS.................................................................43
                  (h)      FINANCING.............................................................................43


                                       iv

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
                  (i)      CONTINUANCE OF SELLER'S CREDIT FACILITY...............................................43
                  (j)      BOARD AND SHAREHOLDER APPROVAL........................................................43
                  (k)      ADDITIONAL CERTIFICATES, ETC..........................................................44
                  (l)      TAX EFFECT OF MERGER..................................................................44
         7.2      CONDITIONS TO OBLIGATIONS OF SELLER AND THE SHAREHOLDERS.......................................44
                  (a)      CONSENTS, AUTHORIZATIONS, ETC.........................................................44
                  (b)      INJUNCTION, ETC.......................................................................44
                  (c)      REPRESENTATIONS AND WARRANTIES; COVENANTS AND AGREEMENTS..............................44
                  (d)      PURCHASER COMMON STOCK................................................................44
                  (e)      CERTIFICATE...........................................................................44
                  (f)      OPINION OF PURCHASER'S COUNSEL........................................................45
                  (g)      ADDITIONAL CERTIFICATES, ETC..........................................................45
                  (h)      TAX EFFECT OF MERGER..................................................................45
                  (i)      EMPLOYMENT AGREEMENTS.................................................................45
                  (j)      BOARD AND SHAREHOLDER APPROVAL........................................................45

ARTICLE 8

         DOCUMENTS TO BE DELIVERED AT CLOSING....................................................................45
         8.1      DOCUMENTS TO BE DELIVERED BY SELLER............................................................45
         8.2      DOCUMENTS TO BE DELIVERED BY PURCHASER TO THE SHAREHOLDERS.....................................46

ARTICLE 9

         INDEMNIFICATION.........................................................................................46
         9.1      INDEMNIFICATION BY THE SHAREHOLDERS............................................................46
         9.2      INDEMNIFICATION BY PURCHASER...................................................................47
         9.3      CERTIFICATES...................................................................................47
         9.4      CLAIMS FOR INDEMNIFICATION.....................................................................47
         9.5      DEFENSE OF CLAIM BY THIRD PARTIES..............................................................47
         9.6      THIRD PARTY CLAIM ASSISTANCE...................................................................48
         9.7      SETTLEMENT OF INDEMNIFICATION CLAIMS...........................................................48
         9.8      MANNER OF INDEMNIFICATION......................................................................48
         9.9      INDEMNIFICATION EXCLUSIVE REMEDY...............................................................49
         9.10     CERTAIN LIMITATIONS............................................................................49

ARTICLE 10

         TERMINATION AND ABANDONMENT.............................................................................49
         10.1     TERMINATION AND ABANDONMENT....................................................................49
         10.2     SPECIFIC PERFORMANCE...........................................................................50
         10.3     RIGHTS AND OBLIGATIONS UPON TERMINATION........................................................50
         10.4     EFFECT OF TERMINATION..........................................................................50


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
ARTICLE 11

         SHAREHOLDERS' REPRESENTATIVE............................................................................51
         11.1     APPOINTMENT; ACCEPTANCE........................................................................51
         11.2     AUTHORITY......................................................................................51
         11.3     ACTIONS........................................................................................51
         11.4     SUCCESSORS.....................................................................................51
         11.5     EFFECTIVENESS..................................................................................52

ARTICLE 12

         GENERAL PROVISIONS
          .......................................................................................................52
         12.1     NOTICES........................................................................................52
         12.2     TABLE OF CONTENTS; HEADINGS....................................................................53
         12.3     AMENDMENT......................................................................................53
         12.4     SEVERABILITY...................................................................................54
         12.5     WAIVER.........................................................................................54
         12.6     NO THIRD PARTY BENEFICIARIES; ASSIGNMENT.......................................................54
         12.7     TIME OF THE ESSENCE; COMPUTATION OF TIME.......................................................54
         12.8     COUNTERPARTS...................................................................................54
         12.9     GOVERNING LAW..................................................................................55
         12.10    ENTIRE AGREEMENT...............................................................................55
         12.11    CERTAIN ACCOUNTING TERMINOLOGY.................................................................55



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



                                LIST OF EXHIBITS


Exhibit A                  Articles of Merger (Section 1.3)
Exhibit B                  Opinion of Seller's Counsel (Section 7.1(e))
Exhibit C                  Form of Lopez Employment Agreement (Section 7.1(g))
Exhibit D                  Form of Teel Employment Agreement (Section 7.1(g))
Exhibit E                  Opinion of Purchaser's Counsel (Section 7.2(f))
Exhibit F                  Tax Opinion (Section 7.2(h))





                                LIST OF SCHEDULES

Schedule       3.1          Organization and Qualification
               3.2          Capitalization
               3.4          Non-Contravention
               3.5          Consents
               3.7          Financial Statements
               3.8          Absence of Certain Changes or Events
               3.9          Governmental Authorization and Compliance with Laws
               3.10         Absence of Undisclosed Liabilities
               3.13         Bank Accounts
               3.14         Leases and Subleases
               3.15         Material Contracts
               3.16         Legal Proceedings
               3.17         Labor Relations
               3.18         Insider Interests
               3.19         Intellectual Property
               3.20         Insurance
               3.21         Employee and Fringe Benefit Plans
               3.22         Major Customers
               3.23         Environmental Matters
               4.4          No Consents Required
               4.5          No Claims Against Seller
               5.4          Non-Contravention
               5.5          Consents
               6.22         Bonuses, Etc.


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                                  DEFINED TERMS

         TERM                                                                                                  PAGE

10-Q ............................................................................................................29
8-Ks ............................................................................................................29
Acquiror .........................................................................................................8
Acquisition Proposal.............................................................................................35
Additional Consideration..........................................................................................5
Affiliate .......................................................................................................21
Agreement ........................................................................................................1
Articles of Merger................................................................................................2
Authorizations ..................................................................................................16
Average Closing Price.............................................................................................5
Blocked Capital .................................................................................................10
Blocked Capital Account..........................................................................................10
Business Plan ....................................................................................................9
Capital ..........................................................................................................8
Capital Demand ..................................................................................................11
Capital Request ..................................................................................................9
Capital Target ...................................................................................................8
Certificates ....................................................................................................13
Citations .......................................................................................................26
Closing ..........................................................................................................2
Closing Date .....................................................................................................2
Code .............................................................................................................1
Confidential Information.........................................................................................38
Continuing Employees.............................................................................................36
Costs ...........................................................................................................46
Customer ........................................................................................................38
Determination Date...............................................................................................48
DGCL ............................................................................................................43
Earn-Out Period ..................................................................................................5
EBITDA ...........................................................................................................6
EEOC ............................................................................................................21
Effective Time ...................................................................................................2
Employee Plans ..................................................................................................23
Environmental Laws...............................................................................................26
ERISA ...........................................................................................................23
ERISA Affiliate .................................................................................................23
Exchange Agent ..................................................................................................12
Floor ............................................................................................................5


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
GBCC .............................................................................................................1
Governmental Entity..............................................................................................16
Indemnified Party ...............................................................................................47
Indemnifying Party...............................................................................................47
Initial Consideration.............................................................................................3
Initial Reduction ................................................................................................3
Intellectual Property............................................................................................22
Intellectual Property Agreements.................................................................................22
Intercompany Revenues.............................................................................................9
IRS .............................................................................................................23
Laws ............................................................................................................15
Material Contracts...............................................................................................20
Measurement Period...............................................................................................12
Merger ...........................................................................................................1
Merger Consideration.............................................................................................12
Multi-Employer Plan..............................................................................................23
Nasdaq ...........................................................................................................5
NLRB ............................................................................................................21
Noncompete Period ...............................................................................................37
Notice of Claim .................................................................................................47
Notice of Possible Claim.........................................................................................47
Offering Memorandum..............................................................................................40
PBGC ............................................................................................................23
Pension/Profit-Sharing Plan......................................................................................23
PNI Rate .........................................................................................................4
Ponte ............................................................................................................1
Prospectus ......................................................................................................29
Provide ..........................................................................................................9
Proxy Statement .................................................................................................40
Purchaser ........................................................................................................1
Purchaser Common Stock............................................................................................1
Purchaser Delivered Agreements...................................................................................30
Purchaser Material Contract......................................................................................30
Purchaser Preferred Stock........................................................................................30
Purchaser's Accountants...........................................................................................4
Quarterly Plan Capital...........................................................................................10
Restricted Business..............................................................................................37
Rule 144 ........................................................................................................42
S Corporation Returns............................................................................................39
Sale Demand .....................................................................................................11
SEC .............................................................................................................23
Securities ......................................................................................................28
Securities Act ..................................................................................................21


                                       ix

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
Seller ...........................................................................................................1
Seller Common Stock...............................................................................................1
Seller Delivered Agreements......................................................................................15
Seller Financial Statements......................................................................................16
Seller Licenses .................................................................................................18
September Financials.............................................................................................16
Shareholder ......................................................................................................1
Shareholder Delivered Agreements.................................................................................27
Shareholders .....................................................................................................1
Shareholders' Representative.....................................................................................51
Shares ...........................................................................................................1
State Acts ......................................................................................................28
SubCorp ..........................................................................................................1
Subsidiary ......................................................................................................16
Superfund Notice ................................................................................................26
Surviving Corporation.............................................................................................1
Target ...........................................................................................................7
Tax Returns .....................................................................................................18
Taxes ...........................................................................................................18
TBCA .............................................................................................................1
Teel .............................................................................................................1
Territory .......................................................................................................37
Trade Secret ....................................................................................................38
Undisputed Cash Consideration.....................................................................................4
Welfare Plan ....................................................................................................23




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




                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made as of November 13, 1996, by and among PREFERRED NETWORKS, INC., a Delaware corporation ("Purchaser"), EPS ACQUISITION CORP., a Georgia corporation and a wholly-owned subsidiary of Purchaser ("SubCorp"), EPS WIRELESS, INC., a Texas corporation ("Seller"), and the undersigned shareholders of Seller (referred to herein individually as a "Shareholder" and collectively as the "Shareholders"), who are all of the Shareholders of Seller other than Brian Ponte ("Ponte"), whose shares of Seller are to be repurchased prior to the Closing (as defined below).

                              BACKGROUND STATEMENT

         The Shareholders own an aggregate of 124,100 shares of the $1.00 par value common stock of Seller ("Seller Common Stock"), constituting all of the outstanding shares of Seller Common Stock other than 400 shares held by Ponte. An additional number of shares of Seller Common Stock shall be acquired by Steven D. Teel ("Teel"), a Shareholder, pursuant to the exercise of options to acquire 6,225 shares of Seller Common Stock held by Teel less the shares surrendered by Teel in payment of the exercise price of such options (all such shares of Seller Common Stock held by the Shareholders being collectively referred to as the "Shares"). In order to enable Purchaser to acquire the assets and business of the Seller, the parties hereto desire to effect a business combination of Seller and SubCorp pursuant to which Seller will merge with and into SubCorp, and the Shareholders will receive Purchaser common stock, par value $.0001 per share ("Purchaser Common Stock") and other consideration as provided herein, in exchange for their Shares, as provided in this Agreement (the "Merger"). The Merger is intended to be a "reorganization" under Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code").

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE 1

                            THE BUSINESS COMBINATION

         1.1 THE MERGER. At the Effective Time (as defined in Section 1.3), Seller shall be merged with and into SubCorp in accordance with the provisions of this Agreement, the Texas Business Corporation Act (the "TBCA") and the Georgia Business Corporation Code (the "GBCC"), and the separate existence of Seller shall thereupon cease, and SubCorp, as the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation"), shall be a wholly-owned subsidiary of Purchaser under the laws of the State of Georgia. The Merger shall have the effect provided under the applicable laws of the States of Texas and Georgia including, but not limited to, Article 5.06 of the TBCA and Section 11-2-1105 of the GBCC.

         1.2 CLOSING. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Sutherland, Asbill & Brennan, 999 Peachtree Street, N.E., Atlanta, Georgia 30309-3996 at 10:00 a.m. on the third business day after all conditions set forth in Article 7 have been satisfied or waived in writing or at such other place and time as Purchaser and Seller may agree (the "Closing Date"). At the Closing, the parties shall execute and deliver the agreements and other documents referred to in Article 8.

         1.3 EFFECTIVE TIME OF THE MERGER. If all the conditions set forth in
Article 7 shall have been fulfilled or waived in accordance with this Agreement and provided that this Agreement has not been terminated pursuant to Article 10, the parties shall cause the articles of merger attached hereto as Exhibit A (the "Articles of Merger") to be executed, delivered and filed with the Secretary of State of Texas and the Secretary of State of Georgia in accordance with the provisions of the TBCA and the GBCC. The Merger shall become effective at the time of such filing unless a different effective time is specified in the Articles of Merger pursuant to the TBCA and the GBCC (the "Effective Time").

         1.4 ARTICLES OF INCORPORATION; BYLAWS. The Articles of Incorporation and Bylaws of the Surviving Corporation after the Effective Time shall be the Articles of Incorporation and Bylaws of SubCorp as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be "EPS Wireless, Inc."

         1.5 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. At the Effective Time, the following persons will become the directors and officers of the Surviving Corporation until such time as they may be replaced in accordance with the Bylaws of the Surviving Corporation:

                 Directors:   Mark H. Dunaway
                              Michael J. Saner
                              Eugene H. Kreeft
                              David Lopez, Jr.
                              Steven D. Teel

                 Officers:    David Lopez, Jr.   Chief Executive Officer
                              Steven D. Teel     President
                              Mark B. Jones      Vice President and Secretary
                              Kim Smith Hughes   Vice President and Treasurer


                                    ARTICLE 2

              CONVERSION AND EXCHANGE OF SHARES; ADDITIONAL ACTION

         2.1 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

                  (a) SELLER COMMON STOCK. The Shares shall be converted into the right to receive the Initial Consideration (as defined below) and the Additional Consideration (as defined below).

                  (b) TREASURY SHARES. Any shares of the capital stock of Seller held in the treasury of Seller or held by Purchaser or any of its Subsidiaries shall be automatically canceled and extinguished, and no payment shall be made in respect thereof.

                  (c) SUBCORP COMMON STOCK. Each issued and outstanding share of SubCorp common stock at the Effective Time shall represent one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, which shall then constitute all of the issued and outstanding shares of the Surviving Corporation.

         2.2 INITIAL CONSIDERATION. At the Effective Time, by virtue of the Merger, the Shareholders shall be entitled to receive the following in exchange for the Shares (the "Initial Consideration"):

                 (a) CASH PAYMENT. An amount equal to Five Hundred Thousand Dollars ($500,000) less the amount, if any, by which (i) Seller's total liabilities as of the Closing Date (as defined below), exclusive of the accrued amount of loans from certain Shareholders to the Seller, which are to be repaid by Seller or the Surviving Corporation as contemplated by Section 6.22, exceeds (ii) Seller's current assets as of the Closing Date plus, without duplication, the value of those fixed assets of Seller acquired during the period beginning on October 1, 1996 and ending on the Closing Date (valued at the purchase price) (the foregoing reductions being referred to as the "Initial Reduction"). The cash consideration to be paid pursuant to this Section 2.2(a) shall be retained by Purchaser until delivery by the Surviving Corporation of a balance sheet of the Surviving Corporation as of the Closing Date, which shall be prepared in accordance with generally accepted accounting principles consistently applied, and consistent with the preparation of the September Financials (as defined below), and a computation of the Initial Reduction based on such balance sheet, which balance sheet and computation shall be delivered to the Purchaser and the Shareholders' Representative no later than thirty (30) days after the Closing Date. After receipt of the foregoing balance sheet and computation from the Surviving Corporation, Purchaser and the Shareholders' Representative shall have ten (10) business days to verify the calculation of the Initial Reduction, and the Surviving Corporation shall cooperate with Purchaser and the Shareholders' Representative to the extent reasonably practicable to support and document such calculation. In the event that neither Purchaser nor the Shareholders' Representative objects to such calculation by notice to the other within such ten business day period, then the calculation of the Initial Reduction shall become final and binding on the parties hereto, and Purchaser shall pay to the Shareholders, in cash, within two (2) business days after the end of such ten-day period, an amount equal to $500,000 less the Initial Reduction as determined by the Surviving Corporation. If either Purchaser or the Shareholders' Representative objects to the Surviving Corporation's calculation of the Initial Reduction, the party so objecting shall notify the other, which notice shall include such party's good faith estimate of the proper calculation of the Initial Reduction, and Purchaser shall pay to the Shareholders an amount equal to $500,000 less the highest of the good faith estimates of the Initial Reduction (the "Undisputed Cash Consideration"). Purchaser and the Shareholders' Representative will attempt to resolve such dispute, but if they are unable to do so, the parties will submit the unresolved aspects to Purchaser's regularly engaged independent public accountants ("Purchaser's Accountants") to resolve the dispute and make a determination of the amount of the Initial Reduction. The fees and expenses of such accounting firm shall be shared one-half by the Shareholders together (which amount shall be deducted from the amount of the cash consideration payable to them pursuant to this Section 2.2(a), when finally determined pursuant to this Section 2.2(a)) and one-half by Purchaser. If the Shareholders' Representative disagrees with the determination of Purchaser's Accountants, the Shareholders' Representative may hire, at the Shareholders' expense, another "Big Six" accounting firm to review the determination of Purchaser's Accountants. Purchaser and the Shareholders' Representative shall request that Purchaser's Accountants and such accounting firm attempt to agree upon the proper calculation of the Initial Reduction. If they agree, their determination will be binding; if they do not agree, their dispute will be submitted to arbitration in accordance with the procedures set forth in Section 9.7. Within two (2) business days following final determination of the Initial Reduction, the amount, if any, by which the amount due to the Shareholders pursuant to this Section 2.2(a) exceeds the Undisputed Cash Consideration previously paid to them shall be paid by Purchaser to the Shareholders. To reflect the time value of money, all cash consideration paid pursuant this Section 2.2(a) shall bear interest from the Closing Date to the date of payment at the 90-day "Jumbo CD Rate" as announced from time to time by NationsBank(South), N.A. (the "PNI Rate"), or if such rate is not then being announced, a comparable rate selected by Purchaser and consented to by the Shareholders' Representative, which consent shall not be unreasonably withheld. If the Initial Reduction, as finally determined, is in excess of $500,000, the Shareholders shall deliver to Purchaser either an amount in cash or promissory notes, or a total number of shares of Purchaser Common Stock, having a value equal to the amount by which the Initial Reduction exceeds $500,000, with cash paid by each Shareholder in lieu of any fractional shares, such shares being valued at the Average Closing Price (as defined below); provided that prior to any such delivery of stock, Purchaser will obtain an opinion of Sutherland, Asbill & Brennan L.L.P., addressed to Purchaser and the Shareholders' Representative, to the effect that the delivery of shares of Purchaser Common Stock by the Shareholders will not adversely affect the treatment of the Merger as a tax-free reorganization under the Code to the extent the Merger Consideration is Purchaser Common Stock, and if such an opinion cannot be obtained, then the number of such shares otherwise deliverable by the Shareholders will be reduced, pro rata as to each Shareholder based on his ownership of Shares immediately prior to the Effective Time, and the Shareholders will pay cash or execute promissory notes in principal amount equal to the value of such eliminated shares (valued at the Average Closing Price), as necessary to preserve the status of the Merger as a tax-free reorganization under the Code. Such promissory notes shall be in commercially reasonable form, shall bear interest at the PNI Rate, shall become due and payable in full with accrued interest on April 1, 1999, and may be prepaid in whole or in part at any time without penalty. If the Initial Reduction, as finally determined, is in excess of the estimated Initial Reduction used in determining the Undisputed Cash Consideration paid to the Shareholders, each Shareholder shall return to Purchaser his allocable portion of an amount equal to the difference between the final Initial Reduction and the estimated Initial Reduction, up to the total amount of the Undisputed Cash Consideration paid to each Shareholder, which amount represents an overpayment by Purchaser of the cash consideration to be paid pursuant to this Section 2.2(a).

                 (b) PURCHASER SHARES. The number of shares of Purchaser Common Stock equal to the quotient obtained by dividing (i) Four Million Five Hundred Thousand Dollars ($4,500,000) by (ii) the greater of (A) the average closing price per share of Purchaser Common Stock for the last twenty (20) days on which such shares were traded on the Nasdaq Stock Market ("Nasdaq") immediately preceding the date that is five (5) days prior to the Closing Date (the "Average Closing Price") and (B) Six Dollars ($6.00). If the Average Closing Price is less than Six Dollars ($6.00) per share, then the Shareholders' Representative may request that Purchaser increase the amount of the cash consideration to be paid pursuant to Section 2.2(a) hereof by an amount equal to (i) the difference between the Average Closing Price and Six Dollars ($6.00), multiplied by (ii) the number of shares of Purchaser Common Stock to be issued to the Shareholders pursuant to this Section 2.2(b), assuming an Average Closing Price of Six Dollars ($6.00), in which case Purchaser may, at its sole option, elect to so increase the cash consideration or to terminate this Agreement.

         2.3 ADDITIONAL CONSIDERATION. By virtue of the Merger, the Shareholders shall be entitled to receive possible additional consideration (the "Additional Consideration") for the Shares under the circumstances, and in the amount, specified below:

                  (a) DEFINITIONS. For purposes of this Section 2.3 the following terms shall have the meanings indicated:

                          (i) "Additional Consideration" shall mean any and all consideration payable pursuant to this Section 2.3 for the Earn-Out Period, which shall be equal to $4,000,000 multiplied by a fraction, the numerator of which shall be equal to EBITDA for the Earn-Out Period, and the denominator of which shall be the Target, and which shall be payable if and only if the conditions set forth in this
         Section 2.3 are met. The maximum Additional Consideration payable pursuant to this Agreement shall not exceed Five Million Dollars ($5,000,000). Notwithstanding the foregoing, in the event the Additional Consideration, computed as set forth above, without giving effect to any offsets of Additional Consideration for indemnification claims of Purchaser pursuant to Section 9.8, is less than Three Million Dollars ($3,000,000) (the "Floor"), then no Additional Consideration shall be payable hereunder and the Additional Consideration shall be deemed to be zero.

                        (ii) "Earn-Out Period" shall mean the two calendar year period consisting of calendar years 1997 and 1998.

                        (iii) "EBITDA" shall mean, with respect to the Surviving Corporation during the Earn-Out Period, earnings before interest expense, interest income, taxes, depreciation and amortization in accordance with generally accepted accounting principles consistently applied, and Seller's prior practices since July 1, 1996 (to the extent such practices are in accordance with generally accepted accounting principles), subject to the following:

                              (A) extraordinary items, as determined under
                 generally accepted accounting principles, and any adjustments with respect to periods prior to the EarnOut Period, other than adjustments to estimates in the normal course of business, shall be excluded;

                              (B) any income associated with early termination
                 of customer or vendor contracts shall be excluded;

                              (C) all increased amortization of goodwill and
                 depreciation and any federal, state or local taxes resulting from the acquisition of the Shares by Purchaser shall be excluded;

                              (D) any aggregate net gain (or loss) during the
                 Earn-Out Period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, all real estate and all securities), shall be excluded;

                              (E)  any net gain from the collection of the
                 proceeds of life insurance policies shall be excluded;

                              (F) any income, gain, loss, charge or expense not
                 related to the ordinary business operations of the Surviving Corporation shall be excluded, provided that the foregoing shall not restrict Purchaser from charging the Surviving Corporation for costs related to the Surviving Corporation's business that are borne by Purchaser (including without limitation the cost of employee benefit programs provided by Purchaser to employees of the Surviving Corporation); provided, however, that any such charge shall be excluded only to the extent that it is in excess of (1) in the case of costs incurred by Seller or the Surviving Corporation with respect to functions performed by Seller or Surviving Corporation personnel that are subsequently borne by Purchaser, the cost to the Surviving Corporation of such function less the amount of any overhead related to such function retained by the Surviving Corporation and not utilized by the Surviving Corporation for other functions after Purchaser begins performing such function for the Surviving Corporation; or (2) in the case of other costs, the charge that would have been paid by the Surviving Corporation to an unaffiliated third party for the products or services to which such charge relates;

                              (G) any compensation expense resulting from the
                 issuance of stock or options under Purchaser's stock purchase or stock option plans to employees of Seller shall be excluded; and

                              (H) any general overhead charge imposed by
                 Purchaser upon the Surviving Corporation shall be excluded.

                           (iv) "Target" shall mean Four Million Dollars
                  ($4,000,000).

                 (b) PAYMENT OF ADDITIONAL CONSIDERATION. As additional consideration for the purchase of the Shares, Purchaser shall pay to the Shareholders, in accordance with their pro rata ownership of the Shares, as set forth on Schedule 3.2 hereof (as amended as of the Closing Date to reflect the repurchase of shares of Seller Common Stock held by Ponte and the exercise of options to acquire Seller Common Stock by Teel), the Additional Consideration, if earned, with respect to the Earn-Out Period. As soon as is reasonably practicable after the Earn-Out Period, Purchaser shall calculate the amount of the Additional Consideration, if any, and shall deliver to the Shareholders' Representative a written calculation of how the Additional Consideration for the Earn-Out Period, if any, was determined. Purchaser shall use its reasonable best efforts to complete such calculation on or about February 15, 1999. The Shareholders' Representative shall have thirty (30) days after delivery to verify such calculation, and Purchaser shall cooperate with the Shareholders' Representative to the extent reasonably practicable to support and document such calculation. In the event the Shareholders' Representative does not object to such calculation within such 30-day period, then such calculation shall become final and binding on the parties hereto, and Purchaser shall pay to the Shareholders, in cash, within fifteen (15) business days after the end of such 30-day period, the Additional Consideration, if any. If the Shareholders' Representative objects to any such calculation, Purchaser shall pay to the Shareholders such amount of Additional Consideration as is not in dispute. Purchaser and the Shareholders' Representative will attempt to resolve such dispute, but if they are unable to do so, the parties will submit the unresolved aspects to Purchaser's Accountants to resolve the dispute and make a determination. The fees and expenses of such accounting firm shall be shared one-half by the Shareholders together and one-half by Purchaser. If the Shareholders' Representative disagrees with the determination of Purchaser's Accountants, the Shareholders' Representative may hire, at the Shareholders' expense, another "Big Six" accounting firm to review the determination of Purchaser's Accountants. Purchaser and the Shareholders' Representative shall request that Purchaser's Accountants and such accounting firm attempt to agree upon the proper calculation; if they agree, their determination will be binding; if they do not agree, the dispute will be submitted to arbitration in accordance with the procedures set forth in Section 9.7. To reflect the time value of money, beginning April 1, 1999, the Additional Consideration shall bear interest at the PNI Rate, or if such rate is not then being announced, a comparable rate selected by Purchaser and consented to by the Shareholders' Representative which consent shall not be unreasonably withheld.

                 (c)    ADJUSTMENTS.

                        (i) Neither Purchaser nor any Affiliate (as defined below) or successor thereto shall be under any obligation to maintain the Surviving Corporation as a separate legal entity for any particular length of time whatsoever. Purchaser and any successor thereto may at any time reorganize or merge or otherwise cause the Surviving Corporation to cease to exist. Should the Surviving Corporation cease its separate legal existence during the Earn-Out Period, Purchaser or any successor thereto will continue to compute EBITDA for the remainder of the Earn-Out Period in such a manner as to enable the Shareholders to continue to be eligible to earn Additional Consideration as though no such change to the Surviving Corporation's separate corporate existence had occurred.

                        (ii) In the event that Purchaser fundamentally changes the business of the Surviving Corporation during the Earn-Out Period or sells a controlling interest in the Surviving Corporation to an entity other than an Affiliate of Purchaser (whether by merger, sale of stock or sale of assets or otherwise) (an "Acquiror"), in a manner that materially and adversely affects the Shareholders with respect to the earning or computation of Additional Consideration, for purposes of this Section 2.3, Purchaser will (A) in the case of a fundamental change to the Surviving Corporation's business, continue to compute EBITDA during the remainder of the Earn-Out Period in such a manner as to enable the Shareholders to be eligible to earn Additional Consideration as though no such change in the business of the Surviving Corporation had occurred, and (B) in the case of a sale, cause the Acquiror to assume liability for payment of the Additional Consideration pursuant to this Agreement (with Purchaser remaining liable if and to the extent that such acquirer does not make such payment).

                        (iii) It is anticipated by the parties hereto that the Surviving Corporation will acquire Capital (as defined below) from the Closing Date through the end of the Earn-Out Period. To the extent that Additional Capital aggregates more or less than $3,000,000 (the "Capital Target") in the aggregate for the period commencing with the Closing Date and ending on the last day of the Earn-Out Period, and provided that the Floor has been achieved without giving effect to the adjustment set forth in this paragraph, then EBITDA shall be increased or decreased, inversely on a dollar-for-dollar basis, in the same amount as Additional Capital is more or less than $3,000,000 (but not below zero), provided, however, that nothing herein shall be deemed to require payment of Additional Consideration in excess of Five Million Dollars ($5,000,000) and provided, further, that if as a result of the foregoing adjustment the Additional Consideration would be less than the Floor, then no Additional Consideration shall be payable hereunder and the Additional Consideration shall be deemed to be zero. For purposes of this Agreement, "Capital" shall mean capital provided to the Surviving Corporation, including without limitation, debt (from Purchaser or a commercial lender) or equity (from Purchaser), net of repayments of debt, exclusive of trade payables and accrued expenses, and shall represent the sum, without duplication, of the Surviving Corporation's (A) current portion of long-term debt, (B) short-term debt and notes payable,

         (C) long-term liabilities, and (D) additional paid-in capital (each as defined in accordance with generally accepted accounting principles) and "Additional Capital" shall mean the increase, if any, of Capital of the Surviving Corporation measured as of the last day of the Earn-Out Period over Capital of the Surviving Corporation as of the Closing Date..

                        (iv) If gross revenues derived by the Surviving Corporation during the Earn-Out Period from the sale of products and services to Purchaser ("Intercompany Revenues") do not exceed twenty percent (20%) of the Surviving Corporation's total gross revenues during the Earn-Out Period, then for purposes of determining whether or not the Floor has been achieved, EBITDA shall be reduced by an amount equal to Intercompany Revenues multiplied by a fraction, the numerator of which is equal to one-half of EBITDA (computed without regard to the adjustment set forth in this sentence) and the denominator of which is equal to the Surviving Corporation's total revenues (computed in accordance with generally accepted accounting principles) for the Earn-Out Period. If, giving effect to the adjustment to EBITDA set forth in the preceding sentence, (A) the Floor has been achieved, then no such adjustment to EBITDA shall be made for purposes of calculating EBITDA, or (B) the Floor has not been achieved, then no Additional Consideration shall be payable hereunder. If Intercompany Revenues exceed twenty percent (20%) of the Surviving Corporation's gross revenues during the Earn-Out Period, then no adjustment to EBITDA shall be made pursuant to this Section 2.3(c)(iv).

                 (d) NO TRANSFER OF RIGHTS TO ADDITIONAL CONSIDERATION. Each Shareholder's right to receive Additional Consideration, if any, is personal to such Shareholder and shall not be sold, transferred, assigned or pledged, in whole or in part, by such Shareholder otherwise than upon death of such Shareholder by will or under applicable laws of descent and distribution.

                 (e)    ADDITIONAL CAPITAL INFUSION.

                        (i) GENERAL. Purchaser shall provide, arrange for or
                 consent to ("Provide") Capital to the Surviving Corporation, upon the request of the Chief Executive Officer or President of the Surviving Corporation (each a "Capital Request"), in accordance with the schedule of total additional capital for each quarter attached to the Business Plan of Seller delivered by Seller to Purchaser on the date hereof (the "Business Plan"), so long as the Surviving Corporation has achieved on a cumulative basis during the Earn-Out Period at least (i) during calendar year 1997, 50% of EBITDA and total revenue and (ii) during calendar year 1998, 75% of EBITDA and total revenue, each as indicated in the schedule attached to the Business Plan for the period commencing with the first day of the Earn-Out Period and ending on the last day of the calendar quarter next preceding the date on which the Capital Request is received by Purchaser; provided, however, that Purchaser shall be under no obligation to Provide Capital to the extent that doing so would result in a breach of or default under, would be prohibited by, any contract or agreement that is material to Purchaser. Each Capital Request shall be in writing signed by the Chief Executive Officer or President of the

                 Surviving Corporation and shall state that it is a Capital Request pursuant to this Section 2.3(e), shall recite the calendar quarter with respect to which such Capital Request relates (which shall be either the current or the next succeeding quarter), and shall be delivered to Purchaser (to the attention of the Chief Financial Officer) not earlier than thirty (30) days prior to the first day of such calendar quarter nor later than thirty (30) days prior to the end of such calendar quarter, during the period commencing with the Closing Date and ending on the last day of the Earn-Out Period. As to the partial quarter commencing with the Closing Date and ending on December 31, 1996, any Capital Requests for such partial quarter, if any, shall be delivered to Purchaser not later than November 30, 1996. Purchaser shall, within thirty
                 (30) days after receipt of each Capital Request, Provide Capital to the Surviving Corporation with respect to the quarter to which such Capital Request relates, provided, however, that in no event shall Purchaser be required to Provide Capital with respect to any calendar quarter in excess of the capital requirement for such quarter set forth in the schedule to the Business Plan under the heading "Total Addn'l Capital" ("Quarterly Plan Capital"). During the period commencing with the Closing Date and ending on the last day of the Earn-Out Period, the Surviving Corporation shall submit Capital Requests with respect to all proposed Capital acquisitions by the Surviving Corporation, whether or not Capital could be obtained directly by the Surviving Corporation.

                        (ii) NONPAYMENT OF BLOCKED CAPITAL. In the event that
                 Purchaser is unable to Provide all or any portion of the Capital requested in a Capital Request, up to the amount of Quarterly Plan Capital not yet requested for the calendar quarter to which such Capital Request relates, within thirty
                 (30) days after the date of receipt by Purchaser of the Capital Request, because doing so would result in a breach of or default under, or would be prohibited by, any contract or agreement that is material to Purchaser (such amount of Capital so requested which would be so prohibited or result in such a breach or default being referred to herein as "Blocked Capital"), Purchaser shall give written notice to the person or persons submitting the Capital Request and the Shareholders' Representative within five (5) days after the expiration of such 30-day period, which written notice shall state that it is a notice of Blocked Capital under this Section 2.3(e)(ii), shall set forth the amount of Capital set forth in the Capital Request to which it relates, and shall set forth the amount of Blocked Capital with respect to such Capital Request and briefly describe each contract or agreement pursuant to which Purchaser has determined that the Capital so requested constitutes Blocked Capital. Purchaser shall account for all additions to and, as set forth below, reductions in, the aggregate amount of Blocked Capital at any given time in a separate account (the "Blocked Capital Account").

                        (iii) APPLICATION OF BLOCKED CAPITAL ACCOUNT. The
                 balance, if any, in the Blocked Capital Account shall (A) reduce the amount of the Capital Target and (B) be deemed to be additional EBITDA of the Surviving Corporation.

                 (f)    ACCELERATION OF PAYMENT OF ADDITIONAL CONSIDERATION.

                        (i) FAILURE TO MAKE CAPITAL INFUSION. Notwithstanding
                 the foregoing in this Section 2.3, in the event that Purchaser fails to provide Capital as required under Section 2.3(e) within thirty (30) days after receipt by the President of Purchaser of a written request submitted pursuant to Section 2.3(e), then the Shareholders' Representative shall be entitled thereafter to make a written demand (the "Capital Demand") on Purchaser to pay the Additional Consideration in accordance with Section 2.3(f)(iii) below.

                        (ii) SALE OF THE SURVIVING CORPORATION. Notwithstanding
                 the foregoing in this Section 2.3, in the event that Purchaser sells a controlling interest in the Surviving Corporation to an Acquiror during the Earn-Out Period, then the Shareholders' Representative shall be entitled within thirty (30) days thereafter to make a written demand (the "Sale Demand") on the Acquiror to pay the Additional Consideration in accordance with
                 Section 2.3(f)(iii) below.

                        (iii) PROCEDURE FOR ACCELERATION OF ADDITIONAL
                              CONSIDERATION.

                              (A) Any Capital Demand pursuant to this Section
                        2.3(f) shall indicate that if it is not satisfied within thirty (30) days following its receipt by the President of Purchaser, the Additional Consideration computed in accordance with this Section 2.3(f) will become due. The Shareholders' Representative will contact the President of Purchaser or the Acquiror to confirm he has received the Capital Demand or the Sale Demand, as applicable. If Purchaser agrees that the Capital Demand is proper, Purchaser shall provide the Capital required under
                        Section 2.3(e) within the thirty (30) day period, or Purchaser will be required to pay the Additional Consideration computed in accordance with this Section 2.3(f). If Purchaser or the Acquiror believes that the Capital Demand or Sale Demand is not proper, it will so notify the Shareholders' Representative and the dispute shall be submitted to arbitration in accordance with the procedures set forth in Section 9.7. If the Shareholders' Representative believes that the amount of the payment of the Additional Consideration made by the Acquiror pursuant to this Section 2.3(f) is erroneous, he will so notify Purchaser and the dispute shall be submitted to arbitration in accordance with the procedures set forth in Section 9.7.

                              (B) Additional Consideration, if any, which
                        Purchaser is required to pay pursuant to this Section 2.3(f) shall be determined in accordance with the other provisions of this Section 2.3 with respect to the full Earn-Out Period, except that (1) EBITDA for the Earn-Out Period shall be equal to $4,000,000 multiplied by a fraction, the numerator of which shall be EBITDA during the Earn-Out Period through the ending date of the last calendar quarter prior to the date of the Capital Demand or the Sale Demand, as applicable (the "Measurement Period"), and the denominator of which shall be forecasted EBITDA of the Surviving Corporation for the Measurement Period as indicated in the schedule to the Business Plan, provided that in no event shall such fraction be greater than 1.25 over 1, and (2) Additional Capital for the Earn-Out Period shall be equal to $3,000,000 multiplied by a fraction, the numerator of which shall be Capital provided to the Surviving Corporation from the Closing Date through the end of the Measurement Period and the denominator of which shall be cumulative Capital to be provided to the Surviving Corporation from the Closing Date through the end of the Measurement Period as indicated in the schedule to the Business Plan.

         2.4 LIMITATION ON ISSUANCE OF SHARES. Notwithstanding any other provision of this Agreement, the total number of shares of Purchaser Common Stock to be issued pursuant to this Agreement shall be less than five percent (5%) of the Purchaser Common Stock outstanding before the date of this Agreement or the Closing, whichever is less, so as to permit the transactions contemplated hereby to be consummated without stockholder approval under Rule 4460(i)(C)(i) of the Nasdaq Stock Market, Inc. If, as a result of the preceding sentence, it is necessary to reduce the total number of shares of Purchaser Common Stock that otherwise would be issued pursuant to the Agreement, the amount of cash to be paid to the Shareholders pursuant to this Agreement shall be correspondingly increased, with such eliminated shares valued as described in Section 2.2(b).

         2.5 ALLOCATION OF CONSIDERATION AMONG SHAREHOLDERS. The consideration to be paid by Purchaser to the Shareholders shall be allocated among the Shareholders in accordance with their pro rata ownership of the Shares as indicated on Schedule 3.2, as amended (which will reflect the exercise of stock options by Teel), and in the case of consideration in the form of Purchaser Common Stock, shall be paid only in whole shares with cash being paid in lieu of any fractional shares based on the valuation described in Section 2.2(b).

         2.6 STOCK TRANSFER BOOKS. From and after the Effective Time, no transfer of Seller Common Stock outstanding prior to the Effective Time shall be registered on the stock transfer books of the Surviving Corporation. If, after the Effective Time, certificates for Seller Common Stock are presented to the Surviving Corporation for transfer, such certificates shall be canceled and exchanged for the consideration described in Section 2.1(a) (the "Merger Consideration").

         2.7 SURRENDER AND EXCHANGE OF CERTIFICATES REPRESENTING SELLER COMMON STOCK.

                 (a) EXCHANGE AGENT. Purchaser shall appoint First Union National Bank of North Carolina, N.A., or such other financial institution as may be selected by Purchaser, or Purchaser shall appoint itself, to act as exchange agent for the Merger (the "Exchange Agent"). At the Effective Time, Purchaser shall, pursuant to irrevocable instructions, direct the Exchange Agent to deliver the number of shares of Purchaser Common Stock provided for in Section 2.1.

                 (b) SURRENDER OF CERTIFICATES. Prior to the Effective Time, Purchaser shall cause the Exchange Agent to make available to each record holder as of the Effective Time of an outstanding certificate or certificates which immediately prior to the Effective Time represented Seller Common Stock (the "Certificates"), a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for conversion thereof, which letter of transmittal shall comply with all applicable rules of Nasdaq. Upon surrender to the Exchange Agent of the Certificates at the Closing or thereafter, together with such letter of transmittal duly executed, the holder of such Certificates shall be entitled to receive at the Closing or promptly after such surrender if after the Closing in exchange therefor one or more certificates as requested by the holder (properly issued, executed and counter-signed, as appropriate) representing that number of whole shares of Purchaser Common Stock to which such holder of Seller Common Stock shall have become entitled pursuant to the provisions of Section 2.1 and the Certificates so surrendered shall forthwith be canceled. From the Effective Time until surrender in accordance with the provisions of this Section 2.7, each Certificate (other than Certificates representing treasury shares) shall represent for all purposes only the right to receive the Merger Consideration. All payments in respect of Seller Common Stock that are made in accordance with the terms hereof shall be deemed to have been made in full satisfaction of all rights pertaining to such securities.

                 (c) LOST CERTIFICATES. In the case of any lost, misplaced, stolen or destroyed Certificate, the holder thereof may be required, as a condition precedent to delivery to such holder of the Merger Consideration, to deliver to Purchaser an indemnity agreement and a bond in such reasonable sum as Purchaser may direct as indemnity against any claim that may be made against the Exchange Agent, Purchaser or the Surviving Corporation with respect to the Certificate alleged to have been lost, misplaced, stolen or destroyed.

                 (d) NO INTEREST. No interest shall be paid or accrued on any portion of the Merger Consideration regardless of the cause for delay in payment of the Merger Consideration, except as provided in Sections 2.3(a) and 2.3(b) hereof.

                 (e) DIVIDENDS ON PURCHASER COMMON STOCK. No holder of a Certificate shall be entitled to delivery of any dividend or other distribution from Purchaser having a record date after the Effective Time until surrender of such holder's Certificate pursuant to this
         Section 2.7. Upon such surrender, there shall be paid to the holder the amount of any dividends or other distributions (without interest) that theretofore became payable by Purchaser, but were not paid by reason of the foregoing with respect to the number of whole shares of Purchaser Common Stock represented by the Certificate or Certificates issued upon such surrender. From and after the Effective Time, Purchaser shall, however, be entitled to treat any such Certificate that has not yet been surrendered for exchange as evidencing the ownership of the aggregate Merger Consideration into which the Seller Common Stock represented by such

         Certificate shall have been converted, notwithstanding any failure to surrender such Certificate.

                 (f) NO LIABILITY. Neither Purchaser nor Seller shall be liable to any holder of shares of Seller Common Stock for any Purchaser Common Stock (or dividends or distributions with respect thereto) delivered to a public official pursuant to any abandoned property, escheat or similar law.

         2.8 DISSENTING STOCKHOLDERS. Any holder of Seller Common Stock who dissents from the Merger and exercises dissenters' rights in accordance with the provisions of Part Five of the TBCA and who perfects such rights pursuant to the TBCA shall be entitled to receive, in lieu of the consideration provided in
Section 2.1, the value of such shares in cash as determined pursuant to the applicable provisions of the TBCA. Notwithstanding the other provisions of this
Article 2, Seller Common Stock with respect to which a proper demand has been made in accordance with Article 5.12 of the TBCA shall not be converted into the right to receive Merger Consideration applicable to such shares as set forth in
Section 2.1, unless the holder thereof shall have lost his status as a dissenting shareholder pursuant to Article 5.13 of the TBCA.


                                    ARTICLE 3

          REPRESENTATIONS AND WARRANTIES BY SELLER AND THE SHAREHOLDERS

         Seller and each of the Shareholders hereby jointly and severally (subject to Section 9.1 hereof) represent and warrant to Purchaser as follows:

         3.1 ORGANIZATION AND QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, has the corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in the jurisdictions shown on
Schedule 3.1, which include all jurisdictions in which it is required to be qualified or in which it is subject to any cost, restriction or penalty (including assessment of taxes, penalties or fees for prior periods) for failing to qualify. Seller has provided to Purchaser copies of (i) Seller's original Articles of Incorporation and all amendments, restatements, articles of merger or other filings with respect thereto (certified by the Secretary of State or other appropriate official of the State of Texas and any other appropriate state), and (ii) Seller's currently effective Bylaws (certified by Seller's Secretary). All amendments to, and articles of merger and other filings with respect to, Seller's Articles of Incorporation and every other reorganization involving Seller were made in accordance with its Articles of Incorporation, its Bylaws and applicable "Law" (as defined below).

         3.2 CAPITALIZATION. The authorized capital stock of Seller consists of 1,000,000 shares of $1.00 par value Seller Common Stock. All of the issued and outstanding shares of Seller Common Stock are duly authorized, validly issued, fully paid and nonassessable, were not issued in violation of any preemptive rights, and were issued under available exemptions from federal and state securities laws. The Shares are the only shares of Seller's capital stock issued and outstanding, and 21 shares of Seller's capital stock are held by Seller as treasury shares as of the date hereof (which number may be increased as of the Closing to 421 treasury shares due to the repurchase of shares of Seller Common Stock held by Ponte). Except as set forth on Schedule
3.2 and in this Section 3.2, there are no shares of capital stock of Seller outstanding, and there are no subscriptions, options, convertible securities, calls, rights, warrants or other agreements, claims or commitments of any nature whatsoever obligating Seller to issue, transfer, register with any securities commission or other authority, deliver or sell or cause to be issued, transferred, so registered, delivered or sold, additional shares of the capital stock or other securities of Seller or obligating Seller to grant, extend or enter into any such agreement or commitment. Schedule 3.2 sets forth a list of each of the Shareholders, their names (as such names appear in the share records of Seller), their addresses and states of residence, and the number and percentage of Shares held by each of them.

         3.3 AUTHORITY. Seller has the corporate power and authority to execute and deliver this Agreement and any other agreements, instruments and documents executed and delivered by Seller pursuant to this Agreement (this Agreement and such other agreements, instruments and documents are collectively referred to as the "Seller Delivered Agreements") and, subject to approval of the Shareholders of Seller, to consummate the transactions contemplated on the part of Seller hereby and thereby. The execution and delivery by Seller of the Seller Delivered Agreements and the consummation by Seller of the transactions contemplated on its part thereby have been duly authorized by all necessary action on the part of Seller, other than the approval of the Shareholders of Seller. The Seller Delivered Agreements have been duly executed and delivered by Seller and each is a valid and binding obligation of Seller enforceable in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, reorganization, insolvency or other laws and court decisions relating to or affecting the enforcement of rights generally (including but not limited to statutory or other law regarding fraudulent transfers), and (ii) as to the availability of specific performance or other equitable remedies.

         3.4 NON-CONTRAVENTION. The execution and delivery of the Seller Delivered Agreements by Seller do not and the consummation by Seller of the transactions contemplated thereby does not and will not (i) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Seller, or
(ii) except as set forth on Schedule 3.4, violate or conflict with, or result (with the giving of notice or the lapse of time or both) in a violation of or constitute a default under any provision of, or result in the acceleration or termination of or entitle any party to accelerate or terminate (whether after the giving of notice or lapse of time or both), any obligation or benefit under, or result in the creation or imposition of any Lien upon any of the assets or properties of Seller or require consent, authorization or approval of any person or entity pursuant to any provision of any "Material Contract" (as defined below), "Intellectual Property Agreement" (as defined below), or other license granted or issued by any "Governmental Entity" (as defined below) to Seller, law, ordinance, regulation, policy, order or rule (collectively "Laws"), arbitration award, judgment or decree to which Seller is a party or by which it or its assets or properties are bound and do not and will not violate or conflict with any other restriction of any kind or character to which Seller is subject or by which any of its assets or properties may be bound, and the same does not and will not constitute a breach of, default under, or an event permitting termination of any Material Contract or Intellectual Property Agreement to which Seller is a party. Except as set forth on Schedule 3.4, no such violation, conflict, default, acceleration, termination, entitlement, creation or imposition of a Lien, regardless of whether it is described on Schedule 3.4, shall cause any damage, additional cost or expense (including any payments or expenses incurred to obtain consents or waivers) to Seller or Purchaser. Except as set forth on
Schedule 3.4, Seller believes that it will be able to obtain (without material additional payment or expense) all consents and waivers necessary to avoid any such violation, acceleration, entitlement to accelerate, creation or imposition of a lien, charge, pledge, security interest or other encumbrance, conflict or event.

         3.5 CONSENTS. Except as set forth on Schedule 3.5, no consent, authorization, clearance, order or approval of, or filing or registration with (collectively, "Authorizations") any executive, judicial or other public authority, agency, department, bureau, division, unit or court or other public person or entity (collectively, a "Governmental Entity") or any other party is required for, or in connection with, the execution and delivery of the Seller Delivered Agreements by Seller and the consummation by Seller of the transactions contemplated thereby.

         3.6 NO SUBSIDIARIES. As used in this Agreement, the term "Subsidiary" means, with respect to any person, corporation or other entity, any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is at that time directly or indirectly owned or controlled by such person, corporation or other entity. There are no Subsidiaries of Seller.

         3.7 FINANCIAL STATEMENTS.

         (a) Seller has previously furnished Purchaser with a true and complete copy of (i) the balance sheets of Seller as of December 31, 1990, 1991, 1992 and 1993 and the related statements of income and cash flows for the years then ended, including the notes thereto, prepared by Seller and compiled by Robert Ambrosio, C.P.A., whose report is included, (ii) the unaudited balance sheets of Seller as of December 31, 1994 and 1995 and the related statements of income and cash flows for the years then ended, including the notes thereto, prepared by Seller, and (iii) the unaudited balance sheet and related statements of income and cash flow for the nine-month period ending September 30, 1996 (the "September Financials") (collectively, the "Seller Financial Statements"). The Seller Financial Statements have been prepared from, and are in accordance with, the books and records of Seller and present fairly the financial position and results of operations of Seller as of the dates and for the periods indicated, in each case in conformity with generally accepted accounting principles, consistently applied, except as otherwise stated in the Seller Financial Statements or on Schedule 3.7, and include all adjustments (consisting only of normal recurring accruals) that are necessary for the fair presentation of the financial position of Seller and the results of operations and cash flows, except as otherwise stated in the Seller Financial Statements or on Schedule
3.7. Seller has also furnished

Purchaser with true and complete copies of its Tax Returns (as defined below) for its 1993, 1994 and 1995 taxable years. Such Tax Returns have been prepared from, and are in accordance with, the books and records of Seller.

         (b) The accounts receivable of Seller as reflected in the latest Seller Financial Statements and the accounts receivable on Seller's books:

                 (i) are valid, existing and, to the extent uncollected, fully collectible (net of the respective reserves shown on the latest Seller Financial Statements and a comparable reserve at the Closing Date, determined consistent with the last sentence of this subsection (b)), without resort to legal proceedings, within ninety (90) days from invoice date;

                 (ii) represent monies due for goods sold and delivered or services rendered; and

                 (iii) are subject to no refunds or other adjustments (except discounts for prompt payment given in the ordinary course of business that are described in Schedule 3.7) or to any defenses, rights of set-off, assignments, restrictions, security interests, encumbrances or conditions enforceable by third parties on or affecting any of them. The reserves on the Seller Financial Statements are adequate and calculated consistent with past practice, and, in the case of the reserves as of the Closing Date, will not represent a greater percentage of the accounts receivable as of the Closing Date than the reserves reflected in the September 30, 1996 Seller Financial Statements represented of the accounts receivable reflected therein.

         3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed on
Schedule 3.8 or permitted by Section 6.1(b), since December 31, 1995, there has not been: (i) any material adverse change in the assets, liabilities, business, financial position, results of operations or prospects of Seller; (ii) any damage, destruction, loss or casualty to property or assets of Seller, whether or not covered by insurance; (iii) any strike, work stoppage or slowdown or other labor trouble involving Seller; (iv) any declaration, setting aside or payment of any dividend or distribution (whether in cash, capital stock or property) with respect to the capital stock of Seller; (v) any redemption or other acquisition by Seller of any of the capital stock of Seller; (vi) any split, combination, reclassification or other similar change in the outstanding capital stock of Seller; (vii) any transaction entered into by Seller other than in the ordinary course of business; or (viii) any agreement to do any of the foregoing. Except as disclosed on Schedule 3.8, since December 31, 1995, there has not been any issuance by Seller of any shares, or options, calls or commitments relating to shares of its capital stock, or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from it, any shares of its capital stock.

         3.9 GOVERNMENTAL AUTHORIZATION AND COMPLIANCE WITH LAWS. Except as disclosed on Schedule 3.9, Seller has been and is in compliance with all Laws of all Governmental Entities applicable to Seller or its business, properties or assets. Seller holds all licenses, permits, certificates, franchises, registrations, consents, approvals, Authorizations or other rights filed with, granted, issued by, or entered by any Governmental Entity, that are required for the conduct of its business as now being conducted (collectively, "Seller Licenses"). The Seller Licenses are set forth on Schedule 3.9 and are valid and in full force and effect, and the terms of the Seller Licenses are not subject to any restrictions or conditions that limit or would limit the operations of the business of Seller as presently conducted, other than restrictions or conditions generally applicable to licenses of that type. Except as set forth on Schedule 3.9, there are no proceedings pending or, to the best knowledge of Seller, complaints or petitions by others, or threatened proceedings, before any Governmental Entity relating to the business or operations of Seller or the Seller Licenses, and to the best knowledge of Seller there are no facts or conditions that reasonably could be expected to constitute grounds for any Governmental Entity to revoke, terminate, suspend, deny, annul, or impose conditions on any renewal of the Seller Licenses, or impair the ability of Seller to consummate the transactions contemplated hereby or to impose any fines, forfeitures or other penalties on Seller.

         3.10 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in the balance sheet as of September 30, 1996, or on Schedule 3.10, Seller (i) did not have, as of September 30, 1996, debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise and whether due or to become due (including without limitation any uninsured liabilities or liabilities resulting from failure to comply with any Laws); (ii) has not incurred since September 30, 1996, any such debts, liabilities or obligations (other than debts, liabilities or obligations incurred in the ordinary and usual course of business after September 30, 1996 which, in the aggregate, are not material), and (iii) since September 30, 1996, has not conducted its business otherwise than in the ordinary and usual course.

         3.11 TAX MATTERS. All taxes arising under the Code or any Law promulgated thereunder, or arising under any federal, state, local or foreign Law, including, without limitation, any income, profits, employment, sales, use, occupation, excise, real property, personal property or ad valorem taxes or any license or franchise fee or tax and all penalties and interest related thereto (collectively, "Taxes"), due and payable by Seller have been paid or provided for in the Seller Financial Statements and are not delinquent. All Taxes not yet due have been fully accrued on the books of Seller and adequate reserves have been established therefor. The charges, accruals and reserves which have been provided in the September Financials in respect of Taxes for all fiscal periods prior to and ending at September 30, 1996, are sufficient for the payment of all unpaid Taxes, whether or not disputed, that are accrued or applicable for the period ended September 30, 1996, and for all years and periods ended prior thereto. There are no pending claims asserted for Taxes against Seller or outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax return of Seller for any period. Seller has duly and timely filed all federal, state, local and foreign tax returns and all other returns heretofore required to be filed ("Tax Returns") with respect to all Taxes. Seller has delivered to Purchaser true and correct copies of all Tax Returns for its 1993, 1994 and 1995 taxable years. Seller has not filed a consent to the application of Section 341(f) of the Code. Seller has made all estimated income tax deposits and all other required Tax payments or deposits and has complied for all prior periods with the Tax withholding provisions of all applicable federal, state, local and other Laws. Seller has had a valid election under Section 1362 of the Code and comparable provisions of state law to be taxed as an S corporation and has qualified and will qualify as of the Closing to be taxed as an S corporation for all of its taxable years beginning January 1, 1993 and ending on or prior to the Closing Date.

         3.12 TITLE TO PROPERTIES; ADEQUACY. Seller has good and marketable title to all properties and assets reflected in the balance sheet dated September 30, 1996 (or acquired after that date), or valid leasehold or license interests in all properties and assets not reflected on such balance sheet but used by Seller, free and clear of any title defects or Liens, except (i) mortgages and Liens securing debt reflected as liabilities on such balance sheet, (ii) Liens for current Taxes and assessments not in default, (iii) mechanics', carriers', workers', repair persons', landlords', statutory or common law Liens either not delinquent or being contested in good faith and (iv) Liens, covenants, rights-of-way, building or use restrictions, easements, exceptions, variances, reservations and other matters or limitations of any kind, if any, which do not have an adverse effect on Seller's use of the property affected. No person other than Seller is currently entitled to possession of any of the properties of Seller, whether owned or leased by Seller. To the actual knowledge of Seller, the real property, buildings, structures and improvements owned or leased by Seller conform to all applicable Laws, including zoning regulations, none of which would upon consummation of the transactions contemplated hereby adversely interfere with the use of such properties, buildings, structures or improvements for the purposes for which they are now utilized. Seller has not received notice nor has actual knowledge of (A) any pending or contemplated condemnation or eminent domain proceeding affecting the properties owned or leased by Seller, (B) any proposal for increasing the assessed value of any such properties for state, county, local or other ad valorem Taxes or (C) any pending or contemplated proceedings or public improvements that would result in the levy of any special Tax or assessment against any such properties; and there are no outstanding requirements or recommendations by Seller's insurance providers requiring or recommending any repairs or work to be done with reference to any such properties or any basis for such. The properties and assets owned or leased by Seller are adequate for the conduct of its business as presently conducted and are in good repair and operating condition, normal wear and tear excepted. The properties and assets owned by Seller constitute all of the property and assets which Seller uses or may reasonably need in connection with the operation of its business as presently conducted, and the consummation of the transactions contemplated by this Agreement will not impair the ability of Purchaser to use such properties and assets.

         3.13 BANK ACCOUNTS. Schedule 3.13 lists all bank, money market, savings and similar accounts and safe deposit boxes of Seller, specifying the account numbers and the authorized signatories or persons having access to them.

         3.14 LEASES AND SUBLEASES. Schedule 3.14 sets forth each lease or sublease pursuant to which Seller leases or subleases any real or personal property, either as lessor or lessee, except any lease or sublease of personal property that (i) can be canceled by the Seller upon 30 or fewer days' notice without cost or penalty, acceleration of rentals or exercise of an option to purchase the leased property or (ii) involves an annual rental of $5,000 or less, and the leases and subleases not required to be disclosed on Schedule 3.14 do not involve annual payments by or to the Seller of more than $50,000 in the aggregate. Seller has delivered to Purchaser true and correct copies of all leases and subleases required to be set forth on Schedule 3.14, and: (A) Seller is not in default in connection with any lease or sublease to which it is a party or by which it is bound nor, so far as Seller knows, is there any basis for any claim or default in any respect under any of the foregoing; and so far as

Seller knows, no other party is in default under any such lease or sublease; (B) no act or event has occurred which with notice or lapse of time, or both, would constitute a default under any such lease or sublease and, so far as Seller knows, there is no basis for such; (C) there is no outstanding notice of cancellation or termination in connection therewith; and (D) each such lease or sublease is a valid and binding agreement of the parties thereto which is in full force and effect in accordance with its terms.

         3.15 MATERIAL CONTRACTS. Schedule 3.15 contains a correct and complete list of the following (collectively, the "Material Contracts"):

                 (a) all bonds, debentures, loan agreements, notes, mortgages, deeds to secure debt, deeds of trust, reinsurance and other risk sharing agreements, indentures or guaranties to which Seller is a party or by which Seller or its properties or assets are bound;

                 (b) all leases (whether capital or operating) under which Seller is the lessee of real or personal property;

                 (c) all employment agreements of Seller; and

                 (d) all existing contracts and commitments (other than those described in subparagraphs (a), (b) or (c) and any "Employee Plans" (as defined below)) to which Seller is a party or by which Seller or its properties or assets may be bound involving an annual commitment or annual payment by any party thereto of more than $10,000 individually or $50,000 in the aggregate, or which have a fixed term extending more than 12 months from the date hereof.

True and complete copies of all Material Contracts, including all amendments thereto, have been delivered to Purchaser. Except as set forth on Schedule 3.15:
(A) all Material Contracts are in full force and effect and constitute the valid and binding obligations of the respective parties thereto; (B) there has not been and there currently is no default under any Material Contract by Seller or, to the knowledge of Seller, any other party thereto; (C) no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling any party to terminate a Material Contract; and (D) the continuation, validity and effectiveness of all such Material Contracts under the current terms thereof and the current rights and obligations of Seller thereunder will in no way be affected, altered or impaired by the consummation of the transactions contemplated hereby. Except as disclosed on Schedule 3.15, there are no contracts or options to sell or lease any properties or assets of Seller.

         3.16 LEGAL PROCEEDINGS. Except as set forth on Schedule 3.16, (i) there is no claim, action, suit, proceeding or investigation pending or, to the knowledge of Seller, contemplated or threatened against Seller or any of its properties or assets (or any of its officers or directors in connection with the business of Seller), before any arbitrator or Governmental Entity, domestic or foreign, which in the event of a final adverse determination, considered individually or in the aggregate with all such other claims, actions, suits or proceedings, would adversely affect the assets, liabilities, financial position, results of operations, business or prospects of Seller, or which seeks treble damages, seeks damages in connection with any of the transactions contemplated by this Agreement or seeks to prohibit, restrict or delay consummation of the transactions contemplated hereby or any of the conditions to consummation of the transactions contemplated hereby or to limit the right of Purchaser to control Seller or any aspect of the business of Seller after the Closing, nor is there any judgment, decree, injunction, ruling or order of any Governmental Entity, arbitrator or any other person outstanding against Seller having any such effect; and (ii) Seller is not a party to or bound by any judgment, decree, injunction, ruling or order of any Governmental Entity, arbitrator or any other person against Seller that, when considered individually or in the aggregate with all such other judgments, decrees, injunctions, rulings or orders, adversely affects the assets, liabilities, financial position, results of operations, business or prospects of Seller.

         3.17 LABOR RELATIONS. Except as disclosed on Schedule 3.17, Seller is in compliance with all federal and state Laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. There is no unlawful employment practice or discrimination charge pending before the Equal Employment Opportunity Commission ("EEOC") or any EEOC recognized state "referral agency." There is no unfair labor practice charge or complaint against Seller pending before the National Labor Relations Board ("NLRB"). There is no labor strike, dispute, slowdown or stoppage actually pending or, to the best knowledge of Seller, threatened against or involving or affecting Seller and no NLRB representation question exists respecting any of its employees. No grievance or arbitration proceeding is pending and no written claim therefor exists. There is no collective bargaining agreement that is binding on Seller. Except for any Material Contract disclosed pursuant to Section 3.15, Seller is not a party to or bound by any agreement, arrangement or understanding with any employee or consultant that cannot be terminated on notice of ninety (90) or fewer days without liability to Seller or that entitles the employee or consultant to receive any salary continuation or severance payment or retain any specified position with Seller.

         3.18 INSIDER INTERESTS. Except as disclosed on Schedule 3.18, no affiliate (an "Affiliate"), as that term is defined in Rule 405 of Regulation C promulgated under the Securities Act of 1933, as amended (the "Securities Act"), officer, director or Shareholder of Seller (i) has any agreement with Seller or any interest in any property, real or personal, tangible or intangible, including without limitation trade names or trademarks used in or pertaining to the business of Seller, except for the normal rights as a stockholder or (ii) has any claim or cause of action against Seller, except for accrued compensation and benefits, expenses and similar obligations incurred in the ordinary course of business (including reimbursement of medical expenses pursuant to Employee Plans) with respect to employees of Seller.

         3.19 INTELLECTUAL PROPERTY. Except as set forth on Schedule 3.19, and except for licenses of generally available computer programs for personal computers, Seller owns and has owned all patents, trademarks, service marks, trade names, copyrights or applications for the foregoing, and all computer programs, firmware and documentation relating thereto, and trade secrets and other intel-lectual properties (collectively, the "Intellectual Property") that are or were used in the conduct of the business of Seller. Except as disclosed on Schedule 3.19, Seller has and has had the unrestricted right to produce, market, license and sell all of the products and services produced, marketed and licensed by it in the jurisdictions in which Seller produces, markets, licenses and sells its products and services, and the consummation of the transactions contemplated by this Agreement will not alter or impair any such rights. Schedule 3.19 lists all of the Intellectual Property other than trade secrets, which have been separately disclosed to Purchaser, and lists all licenses or other agreements (other than licenses of generally available computer programs for personal computers) pursuant to which Seller has any right to use or enjoy any Intellectual Property that is owned by others or pursuant to which Seller is under a duty of confidentiality with respect to any Intellectual Property owned by others (the "Intellectual Property Agreements"). Except as disclosed on
Schedule 3.19, all of the Intellectual Property is owned free and clear of all assignments, licenses, sublicenses, and Liens, including claims of employees, former employees or independent contractors of Seller, and Seller has not received notice that the use of any of the Intellectual Property in the business of Seller, any of the products or services of Seller or any products or services held for future sale or license by Seller violates or infringes upon the claimed rights of others and there is no valid basis for such a claim. As to the Intellectual Property Agreements, except as set forth on Schedule 3.19, (i) all are in full force and effect; (ii) Seller is not, nor to the best of the knowledge of Seller, is any other party thereto, in default under any Intellectual Property Agreement; (iii) Seller is not obligated to make any royalty, transfer or similar payments under any Intellectual Property Agreement,
(iv) the rights of Seller under the Intellectual Property Agreements will not be affected by the consummation of the transactions provided for herein, and (v) the exercise by Seller of its respective rights under any Intellectual Property Agreement, in the manner and in the jurisdictions currently used by Seller, will not infringe upon the claimed rights of others.

         3.20 INSURANCE. Seller maintains the amount and scope of all insurance policies or contracts providing coverage as summarized on Schedule 3.20. All such policies or contracts of insurance are of a scope and, in the opinion of management, in an amount usual and customary for businesses engaged in the business of Seller and are sufficient for compliance with all Laws and of all agreements to which Seller is a party. All insurance policies pursuant to which any such insurance is provided are in full force and effect and no effective notice of cancellation or termination of any such insurance policies has been given to Seller by the carrier of any such policy. All premiums required to be paid in connection therewith have been paid in full.

         3.21 EMPLOYEE AND FRINGE BENEFIT PLANS.

                 (a) SCHEDULE OF PLANS. Schedule 3.21 lists each of the following that Seller or any "ERISA Affiliate" (as defined below) either maintains, is required to contribute to or otherwise participates in (or at any time maintained, contributed to or otherwise participated in) or as to which Seller or any ERISA Affiliate has any unsatisfied liability or obligation, whether accrued, contingent or otherwise:

                        (i) any employee pension benefit plan
                 ("Pension/Profit-Sharing Plan") (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including any pension, profit-sharing, retirement, thrift or stock bonus plan;

                        (ii) any "multi-employer plan" ("Multi-Employer
                 Plan") (as such term is defined in ERISA);

                        (iii) any employee welfare benefit plan ("Welfare Plan")
                 (as such term is defined in ERISA); or

                        (iv) any other compensation, stock option, restricted
                 stock, fringe benefit or retirement plan, program, policy, understanding or arrangement of any kind whatsoever, whether formal or informal, not included in the foregoing and providing for benefits for, or the welfare of, any or all of the current or former employees or agents of Seller or any ERISA Affiliate or their beneficiaries or dependents, including any group health, life insurance, retiree medical, bonus, incentive or severance arrangement, and all outstanding stock options, restricted shares, phantom stock awards, stock appreciation rights, performance share unit awards or cash or other similar incentive awards thereunder;

         (all of the foregoing in items (i), (ii), (iii) and (iv) being referred to as "Employee Plans"). "ERISA Affiliate" means each trade or business (whether or not incorporated) which together with Seller is treated as a single employer pursuant to Code Section 414(b), (c), (m) or (o). Seller has delivered to Purchaser (and Schedule 3.21 lists each item delivered) copies of the following: (1) each written Employee Plan, as amended (including either the original plan or the most recent restatement and all subsequent amendments); (2) the most recent Internal Revenue Service ("IRS") determination letter issued with respect to each Pension/ProfitSharing Plan; (3) the latest actuarial valuation (if any) for each Pension/Profit-Sharing Plan; (4) all annual reports on the Form 5500 series; (5) each trust agreement, insurance contract or document setting forth any other funding arrangement, if any, with respect to each Employee Plan; (6) the most recent ERISA summary plan description or other summary of plan provisions distributed to participants or beneficiaries for each Employee Plan;
         (7) each opinion or ruling from the IRS, the Department of Labor or the Pension Benefit Guaranty Corporation ("PBGC") concerning any Employee Plan; and (8) each Registration Statement, amendment thereto and prospectus relating thereto filed with the Securities and Exchange Commission (the "SEC") or furnished to participants in connection with any Employee Plan.

                 (b) QUALIFICATION. Except as set forth on Schedule 3.21 each Pension/Profit-Sharing Plan of Seller: (i) has received a favorable determination letter from the IRS to the effect that it is qualified under Code Sections 401(a) and 501, both as to the original plan and all restatements or material amendments; (ii) has never been subject to any assertion by any

         Governmental Entity that it is not so qualified; and (iii) has been operated so that it has always been so qualified.

                 (c) ACCRUALS; FUNDING.

                        (i) Pension/Profit-Sharing Plans. None of the Employee
                 Plans is a Pension/Profit-Sharing Plan subject to ERISA Title IV (including those for retired, terminated or other former employees and agents).

                        (ii) Other Plans. Schedule 3.21 fully and accurately
                 sets forth any funding liability under each Employee Plan not subject to ERISA Title IV, whether insured or otherwise, specifically setting forth any liabilities under any retiree medical arrangement and specifically designating any insured plan which provides for retroactive premium or other adjustments. The levels of insurance reserves and accrued liabilities with regard to each such Employee Plan are reasonable and are sufficient to provide for all incurred but unreported claims and any retroactive premium adjustments.

                        (iii) Contributions. Except as set forth on Schedule
                 3.21: (1) Seller and each ERISA Affiliate have made full and timely payment of all amounts required to be contributed under the terms of each Employee Plan and applicable Law, or required to be paid as expenses under such Employee Plan, including PBGC premiums and amounts required to be contributed under Code
                 Section 412; (2) all contributions have been made in accordance with the actuarial recommendations; and (3) no excise taxes are assessable as a result of any nondeductible or other contributions made or not made to an Employee Plan.

                 (d) REPORTING AND DISCLOSURE. Summary plan descriptions and all other returns, reports, registration statements, prospectuses, documents, statements and communications which are required to have been filed, published or disseminated under ERISA or other Law and the rules and regulations promulgated by the Department of Labor under ERISA and the Treasury Department or by the SEC with respect to the Employee Plans have been so filed, published or disseminated.

                 (e) PROHIBITED TRANSACTIONS; TERMINATIONS; OTHER REPORTABLE EVENTS. Except as set forth on Schedule 3.21:

                        (i) neither Seller, any ERISA Affiliate, any Employee
                 Plan, any trust or arrangement created under any of them, nor any trustee, fiduciary, custodian, administrator or any person or entity holding or controlling assets of any of the Employee Plans has engaged in any "prohibited transaction" (as such term is defined in ERISA or the Code) which could subject any of the foregoing persons or entities, or any person or entity dealing with them, to any tax, penalty or other cost or liability of any kind; and

                        (ii) no termination, whether partial or complete, has
                 occurred with respect to any Employee Plan.

                 (f) CLAIMS FOR BENEFITS. Other than claims for benefits arising in the ordinary course of the administration and operation of the Employee Plans, no claims, investigations or arbitrations are pending or threatened against any Employee Plan or against Seller, any ERISA Affiliate, any trust or arrangement created under or as part of any Employee Plan, any trustee, fiduciary, custodian (to Seller's actual knowledge), administrator (to Seller's actual knowledge), or to Seller's actual knowledge, other person or entity holding or controlling assets of any Employee Plan, and no basis to anticipate any such claim or claims exists.

                 (g) OTHER. Each of Seller and all ERISA Affiliates have fully complied with all of their obligations under each of the Employee Plans and with all provisions of ERISA and any and all other Laws applicable to the Employee Plans. No written notice has been received by Seller of any claim by any participant in the Employee Plans of any violations of such Laws, and to the best knowledge of Seller or the Shareholders, no such claims are pending or threatened.

                 (h) CREATION OF OBLIGATIONS BY REASON OF SALE OF THE SHARES. Except as set forth on Schedule 3.21, the execution and delivery of the Seller Delivered Agreements and the consummation of the transactions contemplated by the Seller Delivered Agreements will not constitute an event under any Employee Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, including any obligation to make a payment that would be nondeductible under Code Section 280G or any other Code provision.

                 (i) NO MULTI-EMPLOYER PLANS. Except as set forth on Schedule 3.21, none of the Employee Plans is a Multi-Employer Plan, and neither Seller nor any ERISA Affiliate has any liability, joint or otherwise, for any withdrawal liability (potential, contingent or otherwise) under ERISA Title IV for a complete or partial withdrawal from any Multi-Employer Plan.

         3.22 MAJOR CUSTOMERS. Schedule 3.22 sets forth (i) the name of each customer of Seller which was among the twenty-five (25) customers which generated the greatest amount of revenue during the year ended December 31, 1995 and of any other customer of Seller which during the year ended December 31, 1995 generated revenue of $30,000 or more, (ii) the name of each customer of Seller which was among the twenty-five (25) customers which generated the greatest amount of revenue during the nine months ended September 30, 1996, and of any other customer of Seller which during the nine months ended September 30, 1996, generated revenue of $30,000 or more and (iii) the name of each customer of Seller which during the year ended December 31, 1995, or during the nine months ended September 30, 1996, generated revenue of $30,000 or more and as to which Seller has received a termination notice or otherwise has a reasonable basis to believe that such customer will terminate its relationship with Seller on or before December 31, 1996. The revenues generated during the year ended December 31, 1995 or during the nine months ended September 30, 1996, under contracts providing for recurring revenues with Seller with respect to which Seller has received a termination notice (or has been informed that such notice is forthcoming) since December 31, 1995 or September 30, 1996, as the case may be, did not exceed the estimated revenues to be received during the year ending December 31, 1996 under new contracts providing for recurring revenues with customers of Seller commencing in 1996.

         3.23 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 3.23:

                 (a) Seller has obtained all Authorizations, kept all records and made all filings required by applicable "Environmental Laws" (as defined below) with respect to emissions or dis charges into the environment and the proper disposal of any hazardous wastes, hazardous substances, or other hazardous or toxic materials as defined in the Environmental Laws. None of the properties occupied or used by Seller has been contaminated by Seller or, to Seller's actual knowledge, any other party, with any such hazardous wastes, hazardous sub stances, or other hazardous or toxic materials. Seller has conducted its operations and will consummate the transactions contemplated by this Agreement in compliance with all Envi ronmental Laws and all Authorizations obtained pursuant thereto.

                 (b) Seller has not received any notice from the United States Environmental Protection Agency that it is a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act ("Superfund Notice"), any citation from any Governmental Entity for noncompliance with its requirements with respect to air, water or environmental pollution, or the improper storage, use or discharge of any hazardous waste, other waste or other substance or material pertaining to its business ("Citations") or any written notice from any private party alleging any such noncompliance or impropriety; and there are no pending or unresolved Superfund Notices, Citations or written notices from private parties alleging any such noncompliance or impropriety.

                 (c) The term "Environmental Laws" shall mean all Laws relating to pollution or protection of the environment.

         3.24 CORPORATE RECORDS. The corporate record books (including the share records) of Seller are complete, accurate and up to date with all necessary signatures and set forth all meetings and actions taken by the stockholders and directors of Seller and all transactions involving the shares of Seller (and contain all canceled share certificates).

         3.25 ACCURACY OF SCHEDULES, CERTIFICATES AND DOCUMENTS. All information concerning Seller contained in this Agreement, in any certificate furnished to Purchaser pursuant hereto and in each schedule hereto is both complete (in that it does not omit to state any material fact necessary to make the statements contained therein not misleading) and accurate; and all documents furnished to Purchaser pursuant to this Agreement as being documents described in this Agreement or in any schedule attached hereto are true and correct copies of the documents which they purport to represent.

         3.26 BROKERS, FINDERS AND INVESTMENT BANKERS. Neither the Shareholders, nor Seller nor any of its officers, directors or employees have employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' or similar fees in connection with the transactions contemplated by this Agreement.

         3.27 COMBINATIONS INVOLVING SELLER. All mergers, consolidations or other business combinations involving Seller and all liquidations, purchases or other transactions by which Seller acquired any of its business and property were conducted in accordance with applicable certificates of incorporation, bylaws, any other applicable agreements, instruments and documents and applicable Law.


                                    ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

         Each Shareholder represents and warrants to Purchaser, severally and not jointly, with respect to himself and his ownership of Shares, as follows:

         4.1 OWNERSHIP OF SHARES. The Shareholder owns of record and beneficially all of the Shares set forth opposite his name on Schedule 3.2. Such Shareholder owns all right, title and interest in and to such Shares, free and clear of all Liens (including those for federal or state estate or inheritance taxes), options, rights of refusal or similar rights or other transfer restrictions of any nature whatsoever (including any arising from any pending or threatened litigation) other than restrictions on transfers arising out of applicable federal and state securities Laws and the agreements identified on
Schedule 3.2 (which shall be terminated at or prior to the Closing). The Shareholder owns no other security of Seller except for Seller stock options, none of which shall survive the Closing.

         4.2 AUTHORIZATION. With respect to this Agreement and any other agreements, instruments and documents executed and delivered by the Shareholder pursuant to this Agreement (this Agreement and such other agreements, instruments and documents, are collectively referred to as the "Shareholder Delivered Agreements"): (i) such Shareholder has the right, power and authority to enter into the Shareholder Delivered Agreements executed and delivered by him and to consummate the transactions contemplated by, and otherwise to comply with and perform his obligations under, them; and (ii) the Shareholder Delivered Agreements will, when delivered, constitute valid and binding obligations of such Shareholder enforceable against such Shareholder in accordance with their terms.

         4.3 ABSENCE OF VIOLATIONS OR CONFLICTS. The execution and delivery of the Shareholder Delivered Agreements and the consummation by such Shareholder of the transactions contemplated by, or other compliance with the performance under, them do not and will not with the passing of time or giving of notice or both: (i) constitute a violation of, be in conflict with, constitute a default or require any payment under, permit a termination of, or result in the creation or imposition of any Lien upon any assets of Seller or any of the Shares under
(A) any contract, agreement, commitment, undertaking or understanding (including rights of refusal or similar rights or other transfer restrictions) to which such Shareholder is a party or to which he or his properties or Seller or its properties are subject or bound, (B) any judgment, decree or order of any Governmental Entity to which such Shareholder or his properties are subject or bound, or (C) any applicable Laws; or (ii) create, or cause the acceleration of the maturity of, any debt, obligation or liability of such Shareholder that would result in any Lien or other claim upon the assets of Seller.

         4.4 NO CONSENTS REQUIRED. Except as set forth on Schedule 4.4, no Authorization of or with any Governmental Entity or any other Authorization of or with any other third party, on the part of such Shareholder is required in connection with his execution or delivery of the Shareholder Delivered Agreements or the consummation of the transactions contemplated by, or other compliance with the performance under, such Shareholder Delivered Agreements by such Shareholder.

         4.5 NO CLAIMS AGAINST SELLER. Except as set forth on Schedule 4.5, such Shareholder has no claim against Seller, except for accrued compensation and benefits and expenses or similar obligations incurred in the ordinary course of business (including reimbursement of medical expenses pursuant to the Employee Plans disclosed pursuant to this Agreement), and except as otherwise specifically provided in this Agreement.

         4.6 LITIGATION RELATED TO THIS AGREEMENT. Such Shareholder is not a party to, or subject to any judgment, decree or order entered in, any lawsuit or proceeding brought by any Governmental Entity or other third party seeking to prevent the execution of this Agreement or the consummation of the transactions contemplated hereby.

         4.7 INVESTMENT INTENT. Such Shareholder will acquire the securities issued pursuant to this Agreement (the "Securities") for his own account, to hold for investment and with no present intention of dividing his participation with others or reselling or otherwise participating, directly or indirectly, in a distribution thereof, and he will not make any sale, transfer or other disposition of the Securities in violation of the Securities Act or any applicable state securities laws (the "State Acts").
 Without limiting the foregoing, such Shareholder has no plan or intention to sell or otherwise dispose of any of the Purchaser Common Stock issued to him pursuant to this Agreement or to effect any other transaction which would adversely affect the status of the Merger as a tax-free reorganization under the Code to the extent the Merger Consideration is Purchaser Common Stock. Such Shareholder agrees that there will be placed on the certificate or other evidence of the Securities, or any substitutions therefor, a legend stating in substance:

                              THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN
                        REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS IN RELIANCE ON ONE OR MORE EXEMPTIONS THEREUNDER AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN TRANSACTIONS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION

                        STATEMENT THEREUNDER. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT AND PLAN OF MERGER (THE "AGREEMENT") DATED NOVEMBER 13, 1996 AMONG THE CORPORATION AND THE HOLDER OF THESE SECURITIES AND OTHERS. ANY ATTEMPTED TRANSFER IN VIOLATION OF THE AGREEMENT SHALL BE NULL AND VOID. A COPY OF THE AGREEMENT OR A SUMMARY OF SUCH RESTRICTIONS IS AVAILABLE FROM THE CORPORATION UPON REQUEST.

         4.8 ACCESS TO INFORMATION; ACCREDITED INVESTOR STATUS. Such Shareholder has been given access to all material and relevant information concerning Purchaser, thereby enabling such Shareholder to make an informed investment decision concerning his investment in the Securities. Such Shareholder has relied solely upon an independent investigation made by him and his representatives, if any, and has, prior to the date hereof, been given access to and the opportunity to examine data and information relating to Purchaser. In making his investment decision to acquire the Securities pursuant to this Agreement, such Shareholder is not relying on any oral or written representations or assurances from Purchaser or any other person or any representative of Purchaser or any other person other than as set forth in this Agreement. Without limiting the foregoing, such Shareholder has reviewed Purchaser's Prospectus dated February 26, 1996 (the "Prospectus"), and Purchaser's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1996, respectively (the "10-Qs") and Purchaser's Current Reports on Form 8-K dated July 3 and September 13, 1996, respectively (the "8-Ks"). Such Shareholder has reviewed the definition of "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act and such Shareholder is an accredited investor.

         4.9 ECONOMIC RISK. Such Shareholder represents that he is able to bear the economic risk of an investment in the Securities, which such Shareholder acknowledges is currently illiquid, including a possible total loss of his investment. In making this statement, such Shareholder hereby represents and warrants to Purchaser that he has adequate means of providing for his current needs and contingencies; he is able to afford to hold the Securities for an indefinite period and he further represents that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Purchaser Common Stock. Further, such Shareholder represents that he has no present need for liquidity in the Purchaser Common Stock and is willing to accept such investment risks.

         4.10 TAX ADVICE. Such Shareholder has reviewed with his tax advisor the U.S. federal, state, local and foreign tax consequences of an investment in the Purchaser Common Stock and the transactions contemplated by this Agreement. Such Shareholder is relying solely on such advisors and not on any statements or representations of Purchaser or any of its agents, except as provided herein and in the tax opinion delivered hereunder and understands that he (and not Purchaser) shall be responsible for his own tax liability that will arise as a result of this investment or the transactions contemplated by this Agreement.

                                    ARTICLE 5

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller and the Shareholders as follows:

         5.1 ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own all its properties and assets and to carry on its business as it is now being conducted.

         5.2 CAPITALIZATION. The authorized capital stock of Purchaser consists of 70,000,000 shares of Purchaser Common Stock and 5,000,000 shares of $.01 par value preferred stock (the "Purchaser Preferred Stock"). As of November 7, 1996, 14,612,897 shares of Purchaser Common Stock were validly issued and outstanding, fully paid and non-assessable, no shares of Purchaser Common Stock were held in the treasury of Purchaser, and no Purchaser Preferred Stock was issued or outstanding or held in the treasury of Purchaser.

         5.3 AUTHORITY. Purchaser has the corporate power and authority to execute and deliver this Agreement and any other agreements, instruments and documents executed and delivered by Purchaser pursuant to this Agreement (this Agreement and such other agreements, instruments and documents are collectively referred to as the "Purchaser Delivered Agreements") and to consummate the transactions contemplated on the part of Purchaser thereby. The execution and delivery by Purchaser of the Purchaser Delivered Agreements and the consummation by Purchaser of the transactions contemplated on its part thereby have been duly authorized by its Board of Directors. No other corporate action on the part of Purchaser is necessary to authorize the execution and delivery of the Purchaser Delivered Agreements by Purchaser or the consummation by Purchaser of the transactions contemplated thereby. The Purchaser Delivered Agreements have been duly executed and delivered by Purchaser, and each is a valid and binding obligation of Purchaser enforceable in accordance with its terms, except (i) as such enforcement may be limited by bankruptcy, reorganization, insolvency or other laws and court decisions relating to or affecting the enforcement of rights generally (including but not limited to statutory or other law regarding fraudulent transfers), and (ii) as to the availability of specific performance or other equitable remedies.

         5.4 NON-CONTRAVENTION. Except as set forth on Schedule 5.4, the execution and delivery of the Purchaser Delivered Agreements by Purchaser do not and the consummation by Purchaser of the transactions contemplated thereby does not and will not (i) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Purchaser or (ii) violate or conflict with, or result (with the giving of notice or the lapse of time or both) in a violation of or constitute a default under, any provision of, or result in the acceleration or termination of or entitle any party to accelerate or terminate (whether after the giving of notice or lapse of time or both) any obligation or benefit under, or result in the creation or imposition of any Lien upon any of the assets or property of Purchaser pursuant to any provision of, any contract, agreement, commitment, undertaking, arrangement or understanding to which Purchaser is a party or bound or to which any of their assets or properties are subject that is required to be disclosed in response to Items 601(b)(4) and 601(b)(10) of Regulation S-K promulgated under the Securities Act (a "Purchaser Material Contract"), Law, order, arbitration award, judgment or decree to which Purchaser is a party or by which Purchaser or its assets or properties is bound, and the same does not and will not constitute an event permitting termination of any Purchaser Material Contract.

         5.5 CONSENTS. Except for any required filings with the SEC under Regulation D or any state securities commissions, and as reflected on Schedule 5.5, no Authorization of any Governmental Entity is required for, or in connection with, the execution and delivery of the Purchaser Delivered Agreements by Purchaser and the consummation by Purchaser of the transactions contemplated thereby, where the failure to make such filing or registration or to obtain such consent, authorization, order or approval would have a material and adverse effect on the ability of Purchaser to consummate the transactions contemplated by the Purchaser Delivered Agreements.

         5.6 PERIODIC REPORTS. The Prospectus, the 10-Qs and the 8-Ks did not, as of their respective dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since September 30, 1996, there has not been any material adverse change in the financial position or results of operations or prospects of Purchaser and its Subsidiaries, taken as a whole.

         5.8 BROKERS, FINDERS AND INVESTMENT BANKERS. Neither Purchaser nor any of its officers, directors or employees has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' or similar fees in connection with the transactions contemplated by this Agreement.

         5.9 ACCURACY OF SCHEDULES, CERTIFICATES AND DOCUMENTS. All information concerning Purchaser contained in this Agreement, in any certificate furnished to Seller pursuant hereto and in each schedule hereto is both complete (in that it does not omit to state any material fact necessary to make the statements contained therein not misleading) and accurate; and all documents furnished to Seller pursuant to this Agreement as being documents described in this Agreement or in any schedule attached hereto are true and correct copies of the documents which they purport to represent.


                                    ARTICLE 6

                       ADDITIONAL COVENANTS AND AGREEMENTS

         6.1 CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME. During the period from the date hereof to the Effective Time (except as required by Law and for the transactions contemplated by this Agreement):

                  (a) OPERATION BY SELLER IN THE ORDINARY COURSE OF BUSINESS. Seller shall conduct its operations according to its ordinary and usual course of business in substantially the same manner as heretofore conducted and use its reasonable best efforts to preserve intact its business organization, to maintain all Authorizations, to keep available the services of its officers and employees, and to maintain satisfactory relationships with the relevant Governmental Entities, licensors, suppliers, distributors, customers and others having business relationships with it. Seller shall prepare and file all federal, state, local and foreign returns for Taxes and other Tax reports, filings and amendments thereto required to be filed by it, and allow Purchaser, at its request, to review all such returns, reports, filings and amendments at Seller's offices prior to the filing thereof, which review shall not interfere with the timely filing of such returns.

                 (b) FORBEARANCES BY SELLER. Seller shall not without the prior written consent of Purchaser, which consent shall not be unreasonably withheld:

                        (i) except as otherwise permitted pursuant to clause
                 (vi) below, incur any debt, liability or obligation, direct or indirect, whether accrued, absolute, contingent or otherwise, other than current liabilities incurred in the ordinary and usual course of business, or pay any debt, liability or obligation of any kind other than such current liabilities and current maturities of existing long-term debt (including interest when due) in each case only in accordance with the terms of the document creating and evidencing such debt, or fail to pay any debt when due or take or fail to take any action, the taking of which, or the failure to take of which, would permit any debt to be accelerated; provided, however, that Seller shall be entitled to pay outstanding loans from Shareholders in principal amount not to exceed $128,000;

                        (ii) assume, guarantee, endorse or otherwise become
                 responsible for the obligations of any other individual, firm or corporation or make any loans or advances to any individual, firm or corporation (other than through endorsement of checks in the ordinary course of business);

                        (iii) declare, set aside or pay any dividend (whether in
                 cash, capital stock or property) with respect to its capital stock or declare or make any distribution on, redeem, or purchase or otherwise acquire any Seller Common Stock, or split, combine or otherwise similarly change the outstanding Seller Common Stock, or authorize the creation or issuance of or issue or sell any shares of its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to acquire from it, any shares of its capital stock; provided, however, that Seller may (A) declare and pay a dividend on Seller Common Stock in an amount up to forty percent (40%) of the taxable income reportable by the shareholders of Seller for the period commencing January 1, 1996 and ending on the Closing Date in respect of their ownership of Seller Common Stock, (B) repurchase shares of Seller Common Stock held by Ponte, and (C) permit Teel to exercise options to acquire up to 6,225 Shares and surrender Shares held by Teel in payment of the exercise price of such options;

                        (iv) mortgage, pledge or otherwise encumber any
                 property or asset, except in the ordinary and usual course of business;

                        (v) sell, lease, transfer or dispose of any of its
                 properties or assets, waive or release any rights or cancel, compromise, release or assign any indebtedness owed to it or any claims held by it, except in the ordinary and usual course of business but in no event shall any such sale, lease, transfer, disposition, waiver, release, cancellation, compromise or assignment exceed $5,000;

                        (vi) make any investment of a capital nature either by
                 purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other individual, firm or corporation, except in the ordinary and usual course of business but in no event greater than $5,000;

                        (vii) fail to perform its obligations under Material
                 Contracts (except those being contested in good faith) or enter into, assume or amend any contract or commitment that would be a Material Contract other than contracts to provide services entered into in the ordinary and usual course of business;

                        (viii)except as provided on Schedule 6.22 and except for
                 regularly scheduled increases in accordance, both as to timing and amount, with normal prior practice, increase in any manner the compensation or fringe benefits of any of its officers or employees or pay or agree to pay any pension or retirement allowance not required by any existing plan or agreement to any such officers or employees, or commit itself to or enter into any employment agreement or any incentive compensation, deferred compensation, profit sharing, stock option, stock purchase, savings, consulting, retirement, pension or other "fringe benefit" plan, award or arrangement with or for the benefit of any officer, employee or other person;

                        (ix) permit any insurance policy naming it as a
                 beneficiary or a loss payable payee to be canceled or terminated or any of the coverage thereunder to lapse, unless Seller makes reasonable efforts to obtain simultaneously with such termination or cancellation replacement policies providing substantially the same coverage on commercially reasonable terms and, if so available, such policies are in full force and effect;

                        (x) amend its Articles of Incorporation or Bylaws;

                        (xi) enter into any union, collective bargaining or
                 similar agreement; or

                        (xii) enter into an agreement to take any of the actions
                 described in clauses (i) through (xi).

In connection with the continued operation of the business of Seller between the date of this Agreement and the Effective Time, Seller shall confer in good faith on a regular basis with representatives of Purchaser on operational matters of materiality and the general status of ongoing operations. Seller acknowledges that Purchaser does not thereby waive any rights it may have under this Agreement as a result of this covenant to engage in consultations nor shall Purchaser be responsible for any decisions made by Seller's officers and directors with respect to matters which are the subject of such consultation.

         6.2 BEST EFFORTS; FURTHER ASSURANCES; COOPERATION. Subject to the other provisions in this Agreement, the parties hereto shall in good faith perform their obligations under this Agreement before, at and after the Effective Time, and shall each use their reasonable best efforts to do, or cause to be done, all things necessary, proper or advisable under applicable Law to obtain all Authorizations and satisfy all conditions to the obligations of the parties under this Agreement and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with the terms hereof and shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as part of their respective obligations under this Agreement. Upon the execution of this Agreement and thereafter, each party shall take such actions and execute and deliver such documents as may be reasonably requested by the other parties hereto in order to consummate more effectively the transactions contemplated by this Agreement. Without limiting the foregoing, the parties shall exercise good faith and prudent business judgment in the operation of the businesses of the Surviving Corporation and Purchaser and shall not operate the Surviving Corporation or Purchaser in a manner that distorts EBITDA or Additional Capital for purposes of computing the Additional Consideration.

         6.3 INVESTIGATION; CONFIDENTIALITY.

                 (a) Purchaser may, prior to the Effective Time, make or cause to be made, such investigation of the business and properties of Seller and its financial and legal condition as Purchaser deems necessary or advisable to familiarize itself therewith, provided that such investigations shall not unreasonably interfere with normal operations of Seller. Seller agrees to permit Purchaser and its authorized representatives to have or cause them to be permitted to have, after the date hereof, full access to the premises, books and records of Seller at reasonable hours, and the officers of Seller shall furnish Purchaser with such financial and operating data and other information with respect to Seller's businesses and properties as Purchaser shall from time to time reasonably request. Seller agrees to permit Purchaser and its authorized representatives to conduct, at Purchaser's expense, an audit of Seller's books and records, and Seller will request its auditing firm to permit Purchaser and its representatives, including its auditing firm, to review the work papers of the auditing firm of Seller relating to their examination of Seller's financial statements. The completion of such audit is not a condition to the Closing or the Merger. No investigation by Purchaser heretofore or hereafter made shall affect the representations and warranties of Seller, and each such representation and warranty shall survive any such investigation, subject to Article 9.

                 (b) Except as contemplated by this Agreement or as necessary to carry out the transactions contemplated hereby, all information or documents furnished to Purchaser shall be kept confidential by Purchaser (and Purchaser shall cause its agents and representatives to maintain the confidentiality of such documents) and in the event such transactions are not consummated, Purchaser shall return to Seller all information furnished hereunder and shall not thereafter use the same for any purpose until such time as such information becomes publicly available from sources other than parties to this Agreement, except to the extent (i) it was known by Purchaser prior to being received, (ii) it is or thereafter becomes lawfully obtainable from other sources, (iii) Purchaser is legally required to disclose the same to any Governmental Entity having jurisdiction over Purchaser or as otherwise may be required by applicable law, or (iv) such duty of confidentiality is waived in writing by Seller. Purchaser will give Seller as much advance notice as is reasonably possible of any disclosure to be made pursuant to (iii) above and will provide a copy of the intended disclosure to Seller.

         6.4 EXPENSES. Except as otherwise provided in this Agreement, whether or not the transactions contemplated hereby are consummated, all costs and expenses (including any brokerage commissions or any finder's or investment banker's fees and including attorney's and accountant's fees) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided that each Shareholder acknowledges and agrees that all fees and expenses of his and Seller's advisors in connection with this Agreement and the transactions contemplated hereby are the expenses of the Shareholders, and not of Seller, and Purchaser acknowledges and agrees that the time and expenses of Seller personnel and their costs are expenses of Seller, and not of the Shareholders.

         6.5 NO SOLICITATION OF TRANSACTIONS. Prior to the termination and abandonment of this Agreement, neither the Seller nor the Shareholders will, or will direct their Affiliates, officers, di rectors, or representatives to: (i) solicit, initiate or encourage submission of proposals or offers from any person other than Purchaser relating to any acquisition or purchase of all or a material part of the stock or assets of, or any merger, consolidation, share exchange or business combination with, or any recapitalization, restructuring or issuance or offering of debt (except loans to Seller contemplated by the Business Plan after December 1, 1996) or equity securities of, Seller (an "Acquisition Proposal"); or (ii) participate in any discussions or negotiations regarding, or furnish to any person other than Purchaser and its representatives, any information with respect to, or otherwise cooperate in any way or assist, facilitate or encourage, any Acquisition Proposal by any person other than Purchaser. Seller and the Shareholders will immediately cease and cause to be terminated any existing activity, discussions or negotiations with any person other than Purchaser and its representatives conducted prior to the execution and delivery of this Agreement with respect to any Acquisition Proposal. If, notwithstanding the foregoing, Seller, the Shareholders or any of their Affiliates or representatives should receive any Acquisition Proposal or any inquiry regarding any such proposal from a third party, the person or entity making such inquiry shall be notified that no negotiations or discussions will take place.

         6.6 SHARE TRANSFER RESTRICTIONS. No Shareholder shall transfer any Purchaser Common Stock received by him pursuant to this Agreement from the Effective Time through December 31, 1998 other than pursuant to Rule 144.

         6.7 NASDAQ LISTING. Purchaser shall cause the shares of Purchaser Common Stock to be issued in connection with the Merger to be authorized for listing on Nasdaq within sixty (60) days after the Closing Date.

         6.8 PUBLIC ANNOUNCEMENTS. Neither Seller nor any of the Shareholders shall make any public announcement regarding any aspect of this Agreement to the financial community,

Governmental Entities, employees or the general public without Purchaser's prior written consent. Whenever practicable until the end of the Earn-Out Period, Purchaser shall deliver to the Shareholders' Representative a copy of any press release featuring the Surviving Corporation prior to its release.

         6.9 EMPLOYEE MATTERS.

                 (a) EMPLOYEE BENEFITS. Purchaser shall take all action necessary or appropriate to permit the employees of Seller at the Effective Time who shall continue to be employed by Seller thereafter ("Continuing Employees") to participate after the Effective Time in Purchaser's employee benefit programs and to cause Seller to take all actions necessary or appropriate to adopt Purchaser's employee benefit programs effective as of the Effective Time. Purchaser will cause Seller to give each Continuing Employee full credit for service with Seller for purposes of eligibility to participate in, vesting and payment of benefits under, and eligibility for any subsidized benefit provided under (but not, except as provided in the preceding sentence, for purposes of determining the amount of any benefit under) any Purchaser employee benefit plan; provided, however, that nothing in this Agreement shall be deemed to require Purchaser to cause to be continued any employee's employment, responsibilities or officer title for any definite period, or to change the terms or conditions of any existing employee benefit program.

                 (b) EMPLOYMENT AGREEMENTS. On or prior to the Closing Date, all agreements between Seller and any of its employees (other than agreements relating to confidentiality, ownership of inventions and materials and similar agreements benefitting Seller) shall have been canceled at no cost to Seller.

         6.10 SHAREHOLDER AGREEMENTS. On or prior to the Closing Date, all agreements among the Shareholders and Seller relating to Seller or any stock or securities of Seller shall have been canceled at no cost to Seller, except for costs incurred by Seller in connection with the termination of outstanding options to acquire Seller Common Stock.

         6.11 ADDITIONAL FINANCIAL STATEMENTS. Prior to the Effective Time, as soon as practicable after the end of every month (but in no event later than the thirtieth day of the following month) beginning with the month in which this Agreement is signed, Seller will deliver to Purchaser an unaudited balance sheet as of the end of such month, and related statements of income and cash flows for such month, each certified by an officer of Seller as meeting the standards for financial statements set forth in Section 3.7.

         6.12 NO TRANSFERS. Except pursuant to this Agreement or with the prior written consent of Purchaser, the Shareholders shall not transfer any or all of the Shares after the date of this Agreement; provided, however, that Steven and Denise Teel shall be permitted to cause shares held jointly by them to be transferred to them individually.

         6.13 SPECIAL PROVISIONS WITH RESPECT TO SELLER. If the Closing occurs as provided herein, then at that time all representations, warranties, covenants and agreements to the extent made or adopted by Seller (and only to such extent) shall expire and be of no further force and effect, and Seller's having made representations, warranties, covenants and agreements shall in no way limit the liability of the Shareholders for those representations, warranties, covenants and agreements pursuant to this Agreement.

         6.14 NONCOMPETITION; NONDISCLOSURE.

                 (a) SCOPE AND REASONABLENESS OF RESTRICTIONS. The Shareholders acknowledge that Purchaser and Seller sell services or have licenses or pending applications for licenses throughout the United States (the "Territory") and that Purchaser would not purchase the Shares without the assurance that the Shareholders will not engage in the activities prohibited by this Section for the periods set forth herein, and to induce Purchaser to consummate the purchase of the Shares, the Shareholders agree to restrict their actions and those of the respective Affiliates which they control throughout the Territory and otherwise as provided in this Section 6.14. The Shareholders acknowledge that such restrictions are reasonable in light of the business of Purchaser and the benefits of the transactions contemplated by this Agreement to the Shareholders; provided, however, that such restrictions shall not apply to any activities undertaken by such individuals after the Closing solely in their capacities as employees of Seller or Purchaser, if such individuals are in fact employed by Seller or Purchaser after the Closing.

                 (b) USE OF NAMES. Except for any relationship or involvement with Purchaser or its Affiliates, the Shareholders agree that from and after the Closing neither the Shareholders nor any of the Affiliates controlled by them will, either individually or jointly, manage, operate, join, control or participate in the ownership, management or control of any business under the name or style of Seller, or any name or style incorporating any such name or style or any name or style confusingly similar to such name or style.

                 (c) NONCOMPETITION. During the period commencing on the Closing Date and terminating on the third anniversary thereof (the "Noncompete Period"), neither the Shareholders nor any of their respective Affiliates which they control will either engage directly in the business of repairing pagers and cellular telephones for third parties (the "Restricted Business") within the Territory, or acting as consultant, advisor, independent contractor, officer, manager, employee, principal, agent, trustee of any corporation (other than Purchaser or an Affiliate thereof), partnership, association or agent or agency, or directly or indirectly owning more than one (1%) percent of the outstanding capital stock of any corporation (other than Purchaser or an Affiliate thereof), or being a member or employee of any partnership or any owner or employee of any other business, any of which is engaged in the Restricted Business in the Territory during the Noncompete Period.

                 (d) NO INTERFERENCE WITH CUSTOMERS. The Shareholders agree that, during the Noncompete Period, neither the Shareholders nor any of their respective Affiliates which they control will induce a "Customer" (as defined below): (i) to patronize any business entity engaged in the Restricted Business in the Territory (other than Purchaser or an Affiliate thereof); or (ii) to withdraw, curtail or cancel such Customer's business with Seller or

         Purchaser. As used in this Section 6.14, "Customer" means any actual customer of Seller, Purchaser or its Affiliates, or any potential customer of Purchaser or its Affiliates served or solicited by Purchaser or Seller within the 12-month period prior to the Closing Date.

                 (e) NO INTERFERENCE WITH EMPLOYEES. The Shareholders agree that, during the Noncompete Period, neither the Shareholders nor any of their Affiliates which they control will directly or indirectly request or induce any employee to terminate his employment with Purchaser or its Affiliates and accept employment with another business entity engaged in the Restricted Business in the Territory or hire during the Noncompete Period, any employee within twelve (12) months after termination of such person's employment with Purchaser or any of its Affiliates.

                 (f) TRADE SECRETS; CONFIDENTIAL INFORMATION.

                        (i) The Shareholders recognize and acknowledge that they
                 have had access to certain highly sensitive, special, unique information of Seller that is confidential or proprietary. The Shareholders hereby covenant and agree that they and their Affiliates which they control will not (A) as to Trade Secrets (as defined in this Section 6.14(f)), as long as they remain Trade Secrets, and (B) as to Confidential Information (as defined in this Section 6.14(f)), during the Noncompete Period, use or disclose any Trade Secrets or Confidential Information, except for disclosures to authorized representatives of Seller or Purchaser; provided, however, that the foregoing restrictions shall not apply to items that have entered the public domain other than by an unauthorized disclosure by the Shareholders or their Affiliates, or any items required to be disclosed by a Governmental Authority or under applicable Laws.

                        (ii) For purposes of this Agreement, (A) "Trade Secret"
                 means any information, including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a set of guidelines, a procedure, a drawing, a process, financial data, financial plans, product plans or a list of actual or potential customers or suppliers of Seller, whether currently existing or hereafter developed or acquired by Seller, that derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; and (B) "Confidential Information" is any data or information of Seller other than Trade Secrets which is competitively sensitive and not generally known to the public.

                        (iii) The Shareholders acknowledge that all Trade
                 Secrets and Confidential Information are and shall remain the sole, exclusive and valuable property of Seller or Purchaser, and that the Shareholders and their Affiliates do not have and shall acquire no right, title or interest therein. Any and all printed, typed, written or other material that the Shareholders or their Affiliates may have or obtain with respect to Trade Secrets or Confidential Information (including all copyrights therein) shall be and remain the exclusive property of Seller or Purchaser, and any and all such material (including any copies) shall, upon request of Purchaser, be promptly delivered by the Shareholders or their Affiliates controlled by them to Seller or Purchaser.

                 (g) REMEDIES. The Shareholders acknowledge that any violation of the provisions of this Section 6.14 may cause irreparable harm to Seller or Purchaser and that damages are not an adequate remedy. The Shareholders therefore agree that Seller and Purchaser shall be entitled to an injunction by an appropriate court in the appropriate jurisdiction, enjoining, prohibiting and restraining the Shareholders or their Affiliates from the continuance of any such violation, in addition to any monetary damages that might occur by reason of the violation of this Section 6.14. The remedies provided in this Section
         6.14 are cumulative and shall not exclude any other remedies to which either party to this Agreement may be entitled under this Agreement or applicable Law, and the exercise of a remedy shall not be deemed an election excluding any other remedy (any such claim by any other party to this Agreement being hereby waived).

                 (h) MODIFICATION. The parties agree that should any portion, provision or clause of this Section 6.14 be deemed too broad to permit enforcement to its full extent, then it shall be enforced to the maximum extent permitted by Law, and the Shareholders hereby consent and agree that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

                 (i) COVENANTS INDEPENDENT. The covenants and agreements set forth in this Section 6.14 shall be deemed and shall be construed as separate and independent covenants and agreements, and, should any portion of such covenants and agreements be held invalid, void or unenforceable by any court of competent jurisdiction, such invalidity, voidness, or unenforceability shall in no way render invalid, void or unenforceable any other portion thereof or any separate covenant not declared invalid, void or unenforceable; and this Section 6.14 shall in that case be construed as if the void, invalid or unenforceable portions were omitted.

         6.15 TAX MATTERS.

                 (a) TRANSFER TAXES. The Shareholders shall pay all stock transfer and other similar Taxes and fees in respect of the exchange of the Shares and shall be responsible for paying all the costs of filing all returns relating to such Taxes and fees.

                 (b) PREPARATION AND FILING OF RETURNS. The Shareholders shall be responsible for the good faith preparation of all federal S corporate income Tax Returns (i.e., Form 1120S) and state S corporate income Tax Returns for Seller (collectively, the "S Corporation Returns"), including extensions, for taxable periods ending on or prior to the Effective Time. At least thirty (30) days prior to the due date (including extensions) of any S Corporation Return, the Shareholders shall cause such S Corporation Return to be delivered to Purchaser, and the Purchaser will thereafter cause such Return to be filed as prepared, unless Purchaser believes that there is not a reasonable basis for any position taken on such return. Purchaser shall timely file all S Corporation Returns delivered to it by the Shareholders and shall furnish the Shareholders with evidence regarding the filing of such S Corporation Returns. No modification to the S Corporation Returns shall be made without prior consultation with the Shareholders' Representative.

                 (c) COOPERATION AND EXCHANGE OF INFORMATION. The Shareholders, the Surviving Corporation and Purchaser agree to furnish, or to cause to be furnished in good faith to each other, such cooperation and assistance as is reasonably necessary to respond to audits, to negotiate settlements with Tax authorities, and to prosecute and defend against Tax claims.

                 (d) TAX-FREE TRANSACTION. The parties hereto intend that the Merger shall be treated as a tax-free reorganization under the Code to the extent the Merger Consideration is Purchaser Common Stock, shall report the Merger as such for federal and state income tax purposes, and shall take no action after the Effective Time to adversely effect the status of the Merger as a tax-free reorganization under the Code to the extent the Merger Consideration is Purchaser Common Stock.

         6.16 RELEASE OF SELLER BY THE SHAREHOLDERS. If the Closing occurs as contemplated by this Agreement, then the Shareholders hereby release Seller from any and all claims, rights and causes of action that the Shareholders may have or may have had against Seller arising out of any transactions between the Shareholders and Seller or its predecessors in interest prior to, or arising with respect to any act or omissions occurring prior to the Effective Time; provided, however, that the foregoing release does not apply to accrued compensation and benefits and expenses or similar obligations incurred in the ordinary course of business (including reimbursement of medical expenses pursuant to the Employee Plans disclosed pursuant to this Agreement).

         6.17 SHAREHOLDERS' MEETING. As soon as practicable after the date of this Agreement, Seller shall duly and properly call a special meeting of its Shareholders for the purpose of approving this Agreement, the Merger, and all other matters necessary to consummate the transactions contemplated hereby, shall submit all of the foregoing to its Shareholders for such approval as soon as reasonably practicable, shall recommend such approval and shall use its best efforts to obtain such approval. The Shareholders may effect such approval by unanimous written consent in lieu of a shareholders' meeting at any time after they have had a reasonable time within which to review the Offering Memorandum (as defined below) and Proxy Statement (as defined below) prepared in connection therewith.

         6.18 OFFERING MEMORANDUM AND PROXY STATEMENT. Seller shall deliver to the Shareholders copies of an Offering Memorandum describing Purchaser and the shares of Purchaser Common Stock to be issued in the Merger (the "Offering Memorandum"), which shall be prepared by Purchaser, and a Proxy Statement with respect to the approval of this Agreement and the Merger (the "Proxy Statement"), which shall be prepared by Seller, each of which shall be in compliance with applicable Law and subject to review and approval of Purchaser and Seller. The Shareholders shall be responsible for the accuracy of the information supplied by Seller or the Shareholders for inclusion therein, and Purchaser shall be responsible for the accuracy of the information supplied by Purchaser for inclusion therein.

         6.19 QUARTERLY CALCULATIONS. As soon as is reasonably practicable after each fiscal quarter of the Surviving Corporation during the Earn-Out Period, the Surviving Corporation shall calculate EBITDA and Additional Capital and total revenue for the Surviving Corporation for such quarter and deliver such calculation to Purchaser and the Shareholders' Representative. Such calculation shall not be binding upon Purchaser or the Shareholders, but its purpose shall be to help ensure that the method of calculating EBITDA and Additional Capital and total revenue is understood and agreed to by the parties hereto. If Purchaser or the Shareholders' Representative disagrees with any calculation of EBITDA, Additional Capital or total revenue made by the Surviving Corporation, he or it shall inform and the Surviving Corporation, and they shall attempt to resolve such disagreement.

         6.20 BOARD OF SURVIVING CORPORATION. Until the expiration of the Earn-Out Period, Purchaser will, so long as Purchaser is the controlling shareholder of the Surviving Corporation and so long as they are employees of the Surviving Corporation and in compliance with their employment agreements and performing their duties as directors with diligence and prudence, elect David Lopez, Jr. and Steven Teel to the Board of Directors of the Surviving Corporation. If the Surviving Corporation ceases to be a separate legal entity or is sold to an entity other than an Affiliate of Purchaser, the obligations imposed by this Section 6.20 shall terminate. In the event that the employment of either Lopez or Teel with the Surviving Corporation is terminated during the EarnOut Period, a majority in interest of the Shareholders (based on the number of Shares held by each immediately prior to the Effective Time) shall be entitled to designate a replacement, who shall be knowledgeable in the business of the Surviving Corporation. If there is no Board of Directors because the Surviving Corporation ceases to be a separate legal entity, a management committee will be formed consistent with the foregoing.

         6.21 STOCK OPTIONS. Prior to the Effective Time, Seller shall take all action necessary to cause the exercise, termination or cancellation of all options to purchase Seller Common Stock, such that no options to purchase Seller Common Stock remain outstanding after the Effective Time and not more than 6,225 shares of Seller Common Stock shall have been issued to Teel pursuant to the exercise of such options.

         6.22 BONUS PAYMENTS, ETC. Prior to the Closing, (i) either Seller or one or more of the Shareholders shall repurchase the shares of Seller Common Stock held by Ponte prior to the approval of Shareholders referred to in Section 6.17, (ii) Seller shall accrue the bonuses to Seller employees set forth on
Schedule 6.22 hereto, (iii) Seller shall make payments to discharge Seller's obligations in regard to all outstanding stock options of Seller other than certain options held by Teel, and (iv) Seller shall cause the exercise of stock options of Teel, all as described on Schedule 6.22 hereto. Immediately after the Effective Time, the Surviving Corporation shall pay all outstanding loans from Shareholders to Seller, which are in an aggregate principal amount not in excess of $128,000, together with accrued interest thereon, and the accrued bonuses described above, and Purchaser shall provide the funds to the Surviving Corporation to pay all of the foregoing and the legal and accounting fees of Seller arising out of the transactions contemplated by this Agreement.

         6.23 SEC REPORTS. Between the date hereof and the Closing, Purchaser shall deliver a copy of each document it files with the SEC to the Shareholders.

         6.24 RULE 144. At all times after two years from the Closing (or, if Rule 144 promulgated under the Securities Act ("Rule 144") is amended to reduce the holding period thereunder to less than two years, at such earlier date as sales would be permitted by Shareholders of Purchaser Common Stock received in the Merger pursuant to Rule 144), Purchaser shall take all actions to permit Rule 144 to be available for sales of such Purchaser Common Stock by the holders thereof; provided, however, that Purchaser shall not be in violation of this requirement if Rule 144 is so available for at least ten (10) days in any thirty
(30) day period. Prior to making any sales of Purchaser Common Stock under Rule 144, the Shareholders shall consult with Purchaser so as to endeavor sell such shares in a manner intended to maintain an orderly market for Purchaser Common Stock.

         6.25 INTENT OF PARTIES REGARDING MUTUAL GOODS AND SERVICES, ETC.. Except as otherwise provided in this Agreement, it is the intention of Purchaser and the Surviving Corporation to charge each other for goods and services during the Earn-Out Period on an arms-length basis, and the Business Plan has been prepared on this basis.

         6.26 RELEASE OF LOPEZ GUARANTEE. If the Closing occurs, Purchaser and the Surviving Corporation shall use all reasonable efforts to cause David Lopez, Jr. to be released from all obligations to guarantee debt of the Surviving Corporation to Wells Fargo Bank, N.A. under the Loan Agreement dated April 12, 1996, and Purchaser shall indemnify and defend Mr. Lopez for all debts of the Surviving Corporation sought to be recovered from Mr. Lopez under the terms of such Guaranty Agreement after the Effective Time.


                                    ARTICLE 7

                            CONDITIONS TO THE MERGER

         7.1 CONDITIONS TO OBLIGATIONS OF PURCHASER. Purchaser's obligation to consummate the transactions contemplated by this Agreement is subject to the fulfillment to the reasonable satisfaction of Purchaser, prior to or at the Effective Time, of each of the following conditions (any or all of which may be waived by Purchaser):

                 (a) CONSENTS, AUTHORIZATIONS, ETC. All Authorizations of or with any Governmental Entity or any nongovernmental third party that are required for or in connection with the execution and delivery by Seller and the Shareholders of this Agreement and the consummation by Seller and the Shareholders of the transactions contemplated hereby shall have been obtained or made.

                 (b) INJUNCTION, ETC. The consummation of the transactions contemplated hereby will not violate the provisions of any injunction, order, judgment, decree or Law applicable or effective with respect to Purchaser or its officers and directors. No suit or proceeding shall have been instituted by any person, or, to the knowledge of Purchaser, shall have been threatened by any Governmental Entity, and not subsequently withdrawn, dismissed or otherwise eliminated, which seeks
         (i) to prohibit, restrict or delay consummation of the transactions contemplated hereby or to limit in any material respect the right of Purchaser to control any material aspect of the business of Purchaser and its Subsidiaries or Seller after the Effective Time, or (ii) to subject Purchaser or Seller or their respective directors or officers to material liability on the ground that it or they have breached any law or regulation or otherwise acted improperly in relation to the transactions contemplated by this Agreement.

                 (c) REPRESENTATIONS AND WARRANTIES; COVENANTS AND AGREEMENTS. The representations and warranties of Seller and the Shareholders contained in this Agreement shall have been true and correct in all respects at the date hereof and shall also be true and correct in all material respects at and as of the Effective Time, with the same effect as if made at and as of the Effective Time, except that representations and warranties that are confined to a specified date shall speak only as of such date, and Seller and the Shareholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Effective Time.

                 (d) CERTIFICATE. Seller shall have delivered to Purchaser a certificate, dated as of the Effective Time, executed on behalf of Seller by the President of Seller and by the Shareholders to the effect that the conditions specified in paragraph (c) of this Section 7.1 have been satisfied.

                 (e) OPINION OF SELLER'S COUNSEL. Purchaser shall have received an opinion, dated as of the Closing Date, of counsel to Seller and the Shareholders, to the effect set forth in Exhibit B hereto.

                 (f) RESIGNATIONS. Seller shall have delivered to Purchaser, the written resignations of the directors and officers of Seller, other than David Lopez, Steven Teel, Michael Ward, and Mark Dunaway.

                 (g) EMPLOYMENT AGREEMENTS. David Lopez and Steven Teel shall have executed employment agreements with Purchaser in the forms of Exhibit C and Exhibit D hereto, respectively.

                 (h) FINANCING. Purchaser shall have received all necessary consents and waivers under Purchaser's Credit Agreement, dated as of August 8, 1996, with NationsBank, N.A. (South) with respect to consummation of the transactions contemplated by this Agreement.

                 (i) CONTINUANCE OF SELLER'S CREDIT FACILITY. Seller's credit facility with Wells Fargo Bank, N.A. shall remain in effect as of and immediately following the Effective Time, or shall have been replaced with another credit facility in form and substance reasonably satisfactory to Purchaser.

                 (j) BOARD AND SHAREHOLDER APPROVAL. The Board of Directors of Purchaser shall have approved this Agreement and the Merger in accordance with the Delaware General Corporation Law (the "DGCL"), and all of the outstanding shares of Seller Common Stock shall have been voted to approve this Agreement and the Merger in accordance with the TBCA. Each of the Shareholders shall have executed this Agreement.

                 (k) ADDITIONAL CERTIFICATES, ETC. Seller and the Shareholders shall have furnished to Purchaser such additional certificates, opinions and other documents as Purchaser may have reasonably requested as to any of the conditions set forth in this Section 7.1.

                 (l) TAX EFFECT OF MERGER. Purchaser shall have received a written opinion of Sutherland, Asbill & Brennan, L.L.P., in the form of Exhibit F hereto, to the effect that to the extent the Merger Consideration is Purchaser Common Stock, the Merger shall be treated as a tax-free reorganization under the Code. In rendering such opinion, Sutherland, Asbill & Brennan, L.L.P. shall be entitled to rely on the representations of Purchaser, Seller and the Shareholders contained in this Agreement or a written certificate from each of Purchaser and Seller.

         7.2 CONDITIONS TO OBLIGATIONS OF SELLER AND THE SHAREHOLDERS. The obligation of Seller and the Shareholders to consummate the transactions contemplated hereby is subject to the fulfillment to the reasonable satisfaction of the Seller and Shareholders' Representative, prior to or at the Effective Time, of each of the following conditions (any or all of which may be waived by mutual agreement of the Seller and the Shareholders' Representative):

                 (a) CONSENTS, AUTHORIZATIONS, ETC. All Authorizations of or with any Governmental Entity or any non-governmental third party which are required for or in connection with the execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby shall have been obtained or made except where the failure to obtain such consent, authorization, or approval would not have a material adverse effect on the financial position and results of operations of Purchaser and its Subsidiaries, taken as a whole.

                 (b) INJUNCTION, ETC. The consummation of the transactions contemplated hereby will not violate the provisions of any injunction, order, judgment, decree or Law applicable or effective with respect to Seller or its officers or directors.

                 (c) REPRESENTATIONS AND WARRANTIES; COVENANTS AND AGREEMENTS. The representations and warranties of Purchaser contained in this Agreement shall have been true and correct in all respects at the date hereof and shall also be true and correct in all material respects at and as of the Effective Time, with the same effect as if made at and as of the Effective Time, except that representations and warranties that are confined to a specified date shall speak only as of such date; and Purchaser shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time.

                 (d) PURCHASER COMMON STOCK. The shares of Purchaser Common Stock issued to the Shareholders pursuant to the Merger shall, upon consummation of the Merger, be validly authorized and issued, fully paid and nonassessable.

                 (e) CERTIFICATE. Purchaser shall have delivered to the Shareholders a certificate, dated as of the Closing Date, executed on behalf of Purchaser by the Chairman of the Board,

         President or other executive officer of Purchaser to the effect that the conditions specified in paragraph (c) of this Section 7.2 have been satisfied.

                 (f) OPINION OF PURCHASER'S COUNSEL. The Shareholders shall have received an opinion, dated as of the Closing Date, of Sutherland, Asbill & Brennan, L.L.P., counsel to Purchaser, to the effect set forth in Exhibit E hereto.

                 (g) ADDITIONAL CERTIFICATES, ETC. Purchaser shall have furnished to the Shareholders such additional certificates, opinions and other documents as Seller may have reasonably requested as to any of the conditions set forth in this Section 7.2.

                 (h) TAX EFFECT OF MERGER. The Shareholders shall have received a written opinion of Sutherland, Asbill & Brennan, L.L.P., in the form of Exhibit F hereto, to the effect that to the extent the Merger Consideration is Purchaser Common Stock, the Merger shall be treated as a tax-free reorganization under the Code. In rendering such opinion, Sutherland, Asbill & Brennan, L.L.P. shall be entitled to rely on the representations of Purchaser, Seller and the Shareholders contained in this Agreement or a written certificate from each of Purchaser and Seller.

                  (i) EMPLOYMENT AGREEMENTS. Purchaser shall have executed employment agreements with David Lopez and Steven Teel in the forms of Exhibit C and Exhibit D hereto, respectively.

                  (j) BOARD AND SHAREHOLDER APPROVAL. The Board of Directors of Purchaser shall have approved this Agreement and the Merger in accordance with the DGCL, and at least two-thirds of the outstanding shares of Seller Common Stock shall have been voted to approve this Agreement and the Merger in accordance with the TBCA. Each of the Shareholders shall have executed this Agreement.


                                    ARTICLE 8

                      DOCUMENTS TO BE DELIVERED AT CLOSING

         8.1 DOCUMENTS TO BE DELIVERED BY SELLER AND THE SHAREHOLDERS. In addition to the other documents specified in Section 2.2, at the Closing, Seller and the Shareholders shall deliver, or cause to be delivered, to Purchaser the following:

                  (i) The certificate referred to in Section 7.1(d).

                  (ii) The opinion referred to in Section 7.1(e).

                  (iii) The written resignations of the directors and officers of Seller pursuant to Section 7.1(f).

                 (iv)   The employment agreements referred to in Section 7.1(g).

                 (v) Any additional documents requested by Purchaser pursuant to Section 7.1(k).

                 (vi)   The books and records of Seller.

                 (vii) Such other documents as Purchaser may reasonably request.

         8.2 DOCUMENTS TO BE DELIVERED BY PURCHASER TO THE SHAREHOLDERS. At the Closing, Purchaser shall deliver to Seller and the Shareholders' Representative the following:

                 (i)    The certificate referred to in Section 7.2(e).

                 (ii)   The opinions referred to in Sections 7.2(f) and 7.2(h).

                 (iii) Any additional documents requested by the Shareholders pursuant to Section 7.2(g).

                 (iv)   The employment agreements referred to in Section 7.1(g).

                 (v) The transmittal letters referred to in Section 2.7(b) above if not previously delivered to the Shareholders' Representative or the Shareholders.


                                    ARTICLE 9

                                 INDEMNIFICATION

         9.1 INDEMNIFICATION BY THE SHAREHOLDERS. The Shareholders shall, severally and not jointly, in proportion to their holdings of Shares as of the Closing, indemnify and hold harmless Purchaser and Seller in respect of any and all claims, losses, damages, liabilities, demands, assessments, judgments, costs and expenses (including, without limitation, settlement costs and any legal or other expenses for investigating, bringing or defending any actions or threatened actions) reasonably incurred by Purchaser or Seller (collectively, the "Costs") resulting from any breach of any representation, warranty, covenant or agreement made by the Shareholders or Seller under the Seller Delivered Agreements or the Shareholder Delivered Agreements. The Shareholders shall also pay to Purchaser interest at the prime rate specified in the "Money Rates" section of The Wall Street Journal on the disbursement date referred to in the immediately following clause (a) on any such indemnification payments the receipt of which is deferred from (a) the later to occur of (i) the date of notice of request for indemnification to Seller as set forth in Section 9.4 hereof, or (ii) the date on which Purchaser or an Affiliate thereof disburses funds to a third party in connection with the claim or other matter giving rise to the claim for indemnification hereunder, through (b) the date such indemnification payment is actually received by Purchaser.

         9.2 INDEMNIFICATION BY PURCHASER. Purchaser agrees to indemnify and hold harmless the Shareholders in respect of any and all Costs reasonably incurred by the Shareholders in connection with any breach of any representation, warranty, covenant or agreement made by Purchaser under the Purchaser Delivered Agreements. Purchaser shall also pay to the Shareholders interest in the manner as set forth in Section 9.1.

         9.3 CERTIFICATES. Any claim based, in whole or in part, upon any untrue or incorrect statement set forth in the certificate delivered pursuant to
Section 7.1(d) or Section 7.2(e) shall be deemed to be a claim for breach of representation, warranty, covenant or agreement under this Agree ment.

         9.4 CLAIMS FOR INDEMNIFICATION. The representations, warranties, covenants and agreements in this Agreement shall survive the Closing subject to the limitations set forth herein and shall not be affected by any investigation made by the parties hereto prior to the date hereof or the Effective Time. The party seeking indemnification (the "Indemnified Party") shall give the party from whom indemnification is sought (the "Indemnifying Party") a written notice ("Notice of Claim") within sixty (60) days of the discovery of any loss, liability, claim or expense in respect of which the right to indemnification contained in this Article 9 may be claimed; provided, however, that the failure to give such notice within such sixty (60) day period shall not result in the waiver or loss of any right to bring such claim hereunder after such period unless, and only to the extent that, the other party is actually prejudiced by such failure. In the event a claim is pending or threatened or the Indemnified Party has a reasonable belief as to the validity of the basis for such claim, the Indemnified Party may give written notice (a "Notice of Possible Claim") of such claim to the Indemnifying Party, regardless of whether a loss has arisen from such claim. A party shall have no liability under this Article 9 for breach of a representation or warranty, unless a Notice of Claim or Notice of Possible Claim therefor is delivered by the Indemnified Party prior to the second anniversary of the Effective Time; provided, however, that as to any liability arising pursuant to Sections 3.1, 3.2, 3.3, 3.9, 3.11, 3.18, 3.21 or 3.23,
Article 4 or Sections 5.1, 5.2 or 5.3 hereof, any Notice of Claim or Notice of Possible Claim must be delivered by the Indemnified Party not later than ninety
(90) days after the expiration of the applicable statute of limitations (including any extensions) therefor; and provided, further, that the limitations set forth in this Section 9.4 shall not apply to liability under this Article 9 for any intentional breach of a representation or warranty in this Agreement. Any Notice of Claim or Notice of Possible Claim shall set forth the representations, warranties, covenants and agreements with respect to which the claim is made, the specific facts giving rise to an alleged basis for the claim and the amount of liability asserted or anticipated to be asserted by reason of the claim.

         9.5 DEFENSE OF CLAIM BY THIRD PARTIES. If any claim is made by a third party against a party to this Agreement that, if sustained, would give rise to a liability of another party under this Agreement, the party against whom the claim is made shall promptly cause notice of the claim to be delivered to the other party and shall afford the other party and its counsel, at the other party's sole expense, the opportunity to join in the defense and settlement of the claim. The failure to provide such notice will not relieve the Indemnifying Party of liability under this Agreement unless, and only to the extent that, the Indemnifying Party is actually prejudiced by such failure.

         9.6 THIRD PARTY CLAIM ASSISTANCE. From time to time after the Closing, Purchaser, the Surviving Corporation, and the Shareholders shall provide or cause their appropriate employees or representatives to provide the other party with information or data in connection with the handling and defense of any third party claim or litigation (including counterclaims filed by the parties) in respect to which a party may be required to indemnify another party under this Agreement. The party receiving such information or data shall reimburse the other party for all of its reasonable costs and expenses in providing these services, including, without limitation, (i) all out of pocket, travel and similar expenses incurred by its personnel in rendering these services; and (ii) all fees and expenses for services performed by third parties engaged by or at the request of such other party.

         9.7 SETTLEMENT OF INDEMNIFICATION CLAIMS. If a recipient of a Notice of Claim desires to dispute such claim, it shall, within thirty (30) days after receipt of the Notice of Claim, give counternotice, setting forth the basis for disputing such claim, to Purchaser or the Shareholders' Representative, as the case may be. If no such counternotice is given within such thirty (30) day period, or if Purchaser, or the Shareholders' Representative, as the case may be, acknowledges liability for indemnification, then the amount claimed shall be promptly satisfied as provided in Section 9.8. If, within thirty (30) days after the receipt of counternotice by Purchaser or the Shareholders' Representative, as the case may be, the Shareholders' Representative and Purchaser shall have not reached agreement as to the claim in question, then the party disputing the claim shall satisfy any undisputed amount as specified in Section 9.8 and the disputed amount of the claim of indemnification shall be submitted to and settled by arbitration in accordance with the then prevailing commercial arbitration rules of the American Arbitration Association. Such arbitration shall be held in the Atlanta, Georgia area before a panel of three (3) arbitrators, one selected by each of the parties and the third selected by mutual agreement of the first two, and all of whom shall be independent and impartial under the rules of the American Arbitration Association. The decision of the arbitrators shall be final and binding as to any matter submitted under this Agreement. To the extent the decision of the arbitrators is that a party shall be indemnified hereunder, the amount shall be satisfied as provided in
Section 9.8. Judgment upon any award rendered by the arbitrators may be entered in any court of competent jurisdiction. The date of the arbitrator's decision or the date a claim otherwise becomes payable pursuant to this Section 9.7 is referred to as the "Determination Date."

         9.8 MANNER OF INDEMNIFICATION. All indemnification under this Article 9 shall be made by payment of cash or delivery of a certified or cashier's check in the amount of the indemnification liability no later than five (5) days following the Determination Date. Notwithstanding anything to the contrary in this Agreement, however, and without precluding Purchaser from exercising any other right, power or remedy it would be entitled to exercise at law or in equity, if the Shareholders are obligated to indemnify Purchaser pursuant to this Article 9, then Purchaser shall be entitled to offset such indemnification payments against, and to deduct such amounts from payments to be made in respect of, the Additional Consideration, if any, to be paid to the Shareholders pursuant to Section 2.3, and such amounts shall, to the extent offset and deducted from payments to be made in respect of such Additional Consideration, be deemed to be a reduction in the amount of the Additional Consideration otherwise payable under this Agreement, but such reduction shall not affect the amount of EBITDA for purposes of determining whether the Floor has been met.

         9.9 INDEMNIFICATION EXCLUSIVE REMEDY. In the absence of fraud, and except for non-monetary equitable relief, if the Closing occurs, indemnification pursuant to the provisions of this Article 9 shall be the sole and exclusive remedy of the parties for any breach of any representation or warranty contained in this Agreement.

         9.10 CERTAIN LIMITATIONS. The foregoing indemnification obligations are subject to the limitation that no Indemnifying Party shall have any liability for indemnification for breaches of representations and warranties pursuant to this Article 9 unless the total Costs for which the Indemnifying Party would be liable exceed Twenty-Five Thousand Dollars ($25,000) in the aggregate, and then only for the excess; provided, however, that the foregoing limitation shall not apply to any Costs with respect to, as a result of or involving any intentional breach of a representation or warranty in this Agreement. In no event shall the liability of the Shareholders and Purchaser under this Article 9 exceed the total consideration paid by Purchaser for the Shares.


                                   ARTICLE 10

                           TERMINATION AND ABANDONMENT

         10.1 TERMINATION AND ABANDONMENT. This Agreement may be terminated and abandoned at any time prior to the Effective Time:

                 (a)    By mutual written consent of Seller and Purchaser.

                 (b)    By Purchaser:

                        (i) if any event shall have occurred as a result of
                 which any condition set forth in Section 7.1 is no longer capable of being satisfied; or

                        (ii) if there has been a breach by Seller or the
                 Shareholders of any representation or warranty contained in this Agreement or of any of the covenants or agreements set forth in this Agreement, in each case which breach is not curable, or, if curable, is not cured within five (5) days after written notice of such breach is given by Purchaser to the Shareholders' Representative; or

                        (iii) if the Average Closing Price is less than Six
                 Dollars ($6.00) per share and the Shareholders' Representative requests that Purchaser increase the cash consideration pursuant to Section 2.2(b) and Purchaser elects not to grant such request.

                 (c)    By Seller:

                        (i) if any event shall have occurred as a result of
                 which any condition set forth in Section 7.2 is no longer capable of being satisfied; or

                        (ii) if there has been a breach by Purchaser of any
                 representation or warranty contained in this Agreement or of any of the covenants or agreements set forth in this Agreement, in each case which breach is not curable or, if curable, is not cured within five (5) days after written notice of such breach is given by the Shareholders to Purchaser; or

                        (iii) if the Average Closing Price is greater than Ten
                 Dollars ($10.00) per share.

                 (d) By Purchaser or Seller if the Closing shall not have occurred by February 1, 1997.

         10.2 SPECIFIC PERFORMANCE. The parties acknowledge that the rights of each party to consummate the transactions contemplated hereby are special, unique, and of extraordinary character, and that, in the event that either violates or fails and refuses to perform any covenant made by it herein, the other party or parties will be without adequate remedy at law. Each party agrees, therefore, that, in the event that it violates, fails or refuses to perform any covenant or agreement made by it herein, the other party or parties so long as it or they are not in breach hereof, may, in addition to any remedies at law, institute and prosecute an action in a court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

         10.3 RIGHTS AND OBLIGATIONS UPON TERMINATION. If this Agreement is not consummated for any reason, each party will redeliver all documents, work papers, and other materials of any party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same, except to the extent previously properly delivered to third parties in connection with the transactions contemplated hereby, and all information received by any party hereto with respect to the business of any other party shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information; provided, however, that this Section 10.3 shall not apply to any documents, work papers, material, or information which is a matter of public knowledge or which heretofore has been or hereafter is published in any publication for public distribution or filed as public information with any governmental agency.

         10.4 EFFECT OF TERMINATION. Except for the provisions of Sections 6.3, 6.4, 6.8, 10.3 and 10.4, which shall survive any termination of this Agreement, in the event of the termination and abandonment of this Agreement pursuant to
Article 10, this Agreement shall forthwith become void and have no further effect, without any liability on the part of any party hereto or its respective officers, directors or stockholders; provided, however, that, unless this Agreement is terminated pursuant to Section 10.1(a), nothing in this Section
10.4 shall prejudice any claim any party may have under this Agreement that arises prior to the effectiveness of such termination.

                                   ARTICLE 11

                          SHAREHOLDERS' REPRESENTATIVE

         11.1 APPOINTMENT; ACCEPTANCE. By executing this Agreement, each of the Shareholders (notwithstanding any Shareholder's current or future mental or physical disability or incompetency) hereby irrevocably constitutes and appoints David Lopez, Jr. and his successors, acting as hereinafter provided, as his attorney-in-fact and agent in his name, place and stead in connection with the transactions and agreements contemplated by this Agreement with respect to (i) matters prior to the Closing Date, as specified herein, and (ii) matters subsequent to the Closing Date (the "Shareholders' Representative"), and acknowledges that such appointment is coupled with an interest. By executing this Agreement under the heading "Shareholders' Representative," David Lopez, Jr. hereby (i) accepts his appointment and authorization to act as Shareholders' Representative as attorney-in-fact and agent on behalf of the Shareholders in accordance with the terms of this Agreement, and (ii) agrees to perform his obligations under, and otherwise comply with, this Article 11.

         11.2 AUTHORITY. Without limiting the generality of Section 11.1, each Shareholder by this Agreement fully and completely, hereby: (a) authorizes the Shareholders' Representative (i) to dispute or to refrain from disputing any claim made by Purchaser under the Shareholder Delivered Agreements, (ii) to negotiate and compromise any dispute which may arise under, and to exercise or refrain from exercising remedies available under the Shareholder Delivered Agreements and to sign any release or other document with respect to such dispute or remedy, (iii) to give such instructions and to do such other things and refrain from doing such other things as the Shareholders' Representative shall deem necessary or appropriate to carry out the provisions of the Shareholder Delivered Agreements, (iv) to waive any condition to the Closing, and (v) to agree in his discretion with the Purchaser to amend this Agreement or the Business Plan from time to time; and (b) agrees to be bound by all agreements and determinations made by and documents executed and delivered by the Shareholders' Representative under the Shareholder Delivered Agreements.

         11.3 ACTIONS. Each of the Shareholders hereby expressly acknowledges and agrees that the Shareholders' Representative is authorized to act on his behalf, notwithstanding any dispute or disagreement between the Shareholders, and that Purchaser and any other person or entity shall be entitled to rely on any and all actions taken by the Shareholders' Representative under the Shareholder Delivered Agreements without any liability to, or obligation to inquire of, any of the Shareholders. Purchaser and any other person or entity is hereby expressly authorized to rely on the genuineness of the signatures the Shareholders' Representative, and upon receipt of any writing which reasonably appears to have been signed by Shareholders' Representative, Purchaser and any other person or entity may act upon the same without any further duty of inquiry as to the genuineness of the writing.

         11.4 SUCCESSORS. If David Lopez, Jr. ceases to function in his capacity as the Shareholders' Representative for any reason whatsoever, then Steven D. Teel shall be appointed as his successor, and if Steven D. Teel ceases to function in such capacity for any reason whatsoever, then the Shareholders, by action of the holders of Shareholders who formerly held a majority of the Shares immediately prior to the Effective Time, shall have the right to appoint his successor; provided, however, that if for any reason no successor has been appointed pursuant to the foregoing within thirty (30) days, then Purchaser shall have the right to appoint a successor.

         11.5 EFFECTIVENESS. The authorizations of the Shareholders' Representative shall be effective until its rights and obligations under this Agreement terminate by virtue of the termination of any and all obligations of the Shareholders to Purchaser and of Purchaser to the Shareholders under this Agreement.


                                   ARTICLE 12

                               GENERAL PROVISIONS

         12.1 NOTICES. All notices and other communications under this Agreement shall be in writing and may be given by any of the following methods: (i) personal delivery; (ii) facsimile transmission; (iii) registered or certified mail, postage prepaid, return receipt requested; or (iv) overnight delivery service requiring acknowledgment of receipt. Any such notice or communication shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

                           If to Purchaser, to:

                                    Preferred Networks, Inc.
                                    850 Center Way
                                    Norcross, Georgia  30071
                                    Fax No.  (770) 582-3669
                                    Attention:  President

                                    with a copy to:

                                    Sutherland, Asbill & Brennan, L.L.P.
                                    999 Peachtree Street, N.E.
                                    Atlanta, Georgia  30309-3996
                                    Fax No. (404) 853-8806
                                    Attention: Mark D. Kaufman

                           If to Seller to:

                                    EPS Wireless, Inc.
                                    1801 Realty Road
                                    Dallas, Texas  75244
                                    Attention:  David Lopez, Jr.

                                    with a copy to:

                                    G. James Williams, Jr.
                                    Chrisman, Bynum & Johnson, P.C.
                                    1900 Fifteenth Street
                                    Boulder, Colorado  80302
                                    Fax No.  (303) 449-5426

                           If to the Shareholders, to the Shareholders'
                           Representative:

                                    David Lopez, Jr.
                                    3101 Havenwood Court
                                    Highland Village, Texas  75067

                                    with a copy to:

                                    G. James Williams, Jr.
                                    Chrisman, Bynum & Johnson, P.C.
                                    1900 Fifteenth Street
                                    Boulder, Colorado  80302
                                    Fax No.  (303) 449-5426

                                    and

                                    Steven D. Teel
                                    340 Dogwood Trail
                                    Coppell, Texas  75019

All such notices and communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address as evidenced by an acknowledged receipt, or (iii) in the case of a facsimile transmission, upon transmission thereof by the sender and confirmation of receipt. In the case of notices or communications sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice or communication to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice or communication is deemed received.

         12.2 TABLE OF CONTENTS; HEADINGS. The Table of Contents, cross reference pages and headings contained herein are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

         12.3 AMENDMENT. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and executed (i) if prior to the Effective Time, by Seller, Purchaser and the Shareholders' Representative, and (ii) if after the Effective Time, by Purchaser, the Surviving Corporation and the Shareholders' Representative.

         12.4 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

         12.5 WAIVER. The failure of any party hereto at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition, or the breach of any term, provision, warranty, representation, agreement or covenant contained in this Agreement or the other agreements contemplated hereby, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, warranty, representation, agreement or covenant herein or therein contained.

         12.6 NO THIRD PARTY BENEFICIARIES; ASSIGNMENT. This Agreement shall inure to the benefit of the parties and their respective successors and permitted assignees. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity. Except (after the Effective Time) for (a) assignments to wholly-owned Subsidiaries of Purchaser, in which event Purchaser shall remain liable for the performance of this Agreement, or (b) any transfer or assignment after the Closing by Purchaser in connection with the sale or transfer of all or substantially all of the business or assets of Purchaser or the Surviving Corporation, whether by sale of stock or assets, merger or otherwise, no transfer or assignment of this Agreement or of any rights or obligations under this Agreement may be made by any party without the prior written consent of the other parties (which consent shall not be withheld unreasonably) and any attempted transfer or assignment without that required consent shall be void. No transfer or assignment by a party of its rights under this Agreement shall relieve it of any of its obligations to the other parties under this Agreement.

         12.7 TIME OF THE ESSENCE; COMPUTATION OF TIME. Time is of the essence of each and every provision of this Agreement. Whenever the last day for the exercise of any right or the discharge of any duty under this Agreement shall fall upon Saturday, Sunday or a federal, public or legal holiday, the party having such right or duty shall have until 5:00 p.m. Atlanta, Georgia time on the next succeeding regular business day to exercise such right or to discharge such duty.

         12.8 COUNTERPARTS. This Agreement may be executed by each party upon a separate copy, and in such case one counterpart of this Agreement shall consist of enough of such copies to reflect the signatures of all of the parties. This Agreement may be executed in two or more counterparts, each of which shall be an original, and each of which shall constitute one and the same agreement. Any party may deliver an executed copy of this Agreement and of any documents contemplated hereby by facsimile transmission to another party and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

         12.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to the conflicts of law principles thereof.

         12.10 ENTIRE AGREEMENT. This Agreement (with its Schedules and Exhibits) contains, and is intended as, a complete statement of all the terms of the arrangements among the parties with respect to the matters provided for, supersedes any previous agreements and understandings between the parties with respect to those matters and cannot be changed or terminated orally.

         12.11 CERTAIN ACCOUNTING TERMINOLOGY. Except as otherwise specifically provided in this Agreement, all references to financial statement items of Seller, including without limitation references to assets, liabilities or debt, refer to such items determined on an accrual basis in accordance with generally accepted accounting principles, consistently applied.







                         [Signatures on following pages]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date first above written.


                                  PREFERRED NETWORKS, INC.



                                  By:  /s/ Kathryn Loev Putnam
                                     -------------------------------------------
                                           Kathryn Loev Putnam, Vice President
Attest:

  /s/ Mark B. Jones
------------------------
Mark B. Jones, Secretary





                                  EPS ACQUISITION CORP.


                                  By:  /s/ Kathryn Loev Putnam
                                     -------------------------------------------
                                           Kathryn Loev Putnam, President
Attest:

  /s/ Mark B. Jones
------------------------
Mark B. Jones, Secretary





                                  EPS WIRELESS, INC.


                                  By:  /s/ David Lopez, Jr.
                                     -------------------------------------------
                                           David Lopez, Jr., Chief Executive
                                           Officer
Attest:

 /s/ Steven D. Teal
-------------------------
Steven D. Teel, Secretary









                       [Signatures continued on next page]

                                             SHAREHOLDERS:


                                               /s/ David Lopez, Jr.
                                             -------------------------------
                                             David Lopez, Jr.

                                               /s/ Mark H. Dunaway
                                             -------------------------------
                                             Mark H. Dunaway

                                               /s/ Marcia M. Dunaway
                                             -------------------------------
                                             Marcia M. Dunaway

                                               /s/ Steven D. Teel
                                             -------------------------------
                                             Steven D. Teel

                                               /s/ Denise Teel
                                             -------------------------------
                                             Denise Teel

                                               /s/ John P. Butorac
                                             -------------------------------
                                             John P. Butorac, as Trustee


                                             SHAREHOLDERS' REPRESENTATIVE:


                                               /s/ David Lopez, Jr.
                                             -------------------------------
                                             David Lopez, Jr.

      The Exhibits and Schedules to this Agreement and Plan of Merger have been omitted but will be provided to the Commission upon request.